PRUDENTIAL GOVERNMENT INCOME
FUND, INC.

------------------------------------


PROSPECTUS DATED APRIL 30, 1998


----------------------------------------------------------------


Prudential Government Income Fund, Inc. (the Fund), is an open-end, diversified, management investment company, or mutual fund, which has as its investment objective the seeking of a high current return. The Fund will seek to achieve this objective primarily by investing in U.S. Government securities, including U.S. Treasury Bills, Notes, Bonds and other debt securities issued by the U.S. Treasury, and obligations issued or guaranteed by U.S. Government agencies or instrumentalities, and by engaging in various derivative transactions such as the purchase and sale of put and call options. In an effort to hedge against changes in interest rates and thus preserve its capital, the Fund may also engage in transactions involving futures contracts on U.S. Government securities and options on such futures. See "How the Fund Invests--Investment Objective and Policies." There can be no assurance that the Fund's investment objective will be achieved. The Fund's address is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077, and its telephone number is (800) 225-1852.



This Prospectus sets forth concisely the information about the Fund that a prospective investor should know before investing and is available at the Web site of the Prudential Insurance Company of America (http://www.prudential.com). Additional information about the Fund has been filed with the Securities and Exchange Commission (the Commission) in a Statement of Additional Information, dated April 30, 1998, which information is incorporated herein by reference (is legally considered a part of this Prospectus) and is available without charge upon request to the Fund at the address or telephone number noted above. The Commission maintains a Web site (http://www.sec.gov) that contains the Statement of Additional Information, material incorporated by reference and other information regarding the Fund.


--------------------------------------------------------------------------------

INVESTORS ARE ADVISED TO READ THIS PROSPECTUS AND RETAIN IT FOR FUTURE
REFERENCE.

--------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                FUND HIGHLIGHTS

  The following summary is intended to highlight certain information contained in this Prospectus and is qualified in its entirety by the more detailed information appearing elsewhere herein.

  WHAT IS PRUDENTIAL GOVERNMENT INCOME FUND, INC.?

    Prudential Government Income Fund, Inc. is a mutual fund. A mutual fund pools the resources of investors by selling its shares to the public and investing the proceeds of such sale in a portfolio of securities designed to achieve its investment objective. Technically, the Fund is an open-end, diversified, management investment company.

  WHAT IS THE FUND'S INVESTMENT OBJECTIVE?

    The Fund's investment objective is to seek a high current return. The Fund seeks to achieve its objective primarily by investing in U.S. Government securities, including U.S. Treasury Bills, Notes, Bonds, and other debt securities issued by the U.S. Treasury, and obligations issued or guaranteed by U.S. Government agencies or instrumentalities. The Fund may also write covered call options and covered put options and purchase put and call options. There can be no assurance that the Fund's investment objective will be achieved. See "How the Fund Invests--Investment Objective and Policies" at page 9.

  WHAT ARE THE FUND'S RISK FACTORS AND SPECIAL CHARACTERISTICS?


    The Fund may engage in short selling and use leverage, including reverse repurchase agreements, dollar rolls and bank borrowings, which entail additional risks to the Fund. See "How the Fund Invests--Other Investment Information" at page 15. The Fund may also engage in various hedging and income enhancement strategies, including derivative transactions such as the purchase and sale of put and call options on U.S. Government securities, transactions involving futures contracts on U.S. Government securities and options on such futures contracts and in interest rate swap transactions. See "How the Fund Invests--Other Investments and Policies" at page 11. As with an investment in any mutual fund, an investment in this Fund can decrease in value and you can lose money.


  WHO MANAGES THE FUND?


    Prudential Investments Fund Management LLC (PIFM or the Manager) is the Manager of the Fund and is compensated for its services at an annual rate of .50 of 1% of the Fund's average daily net assets up to $3 billion and .35 of 1% of the average daily net assets in excess of $3 billion. As of March 31, 1998, PIFM served as manager or administrator to 65 investment companies, including 43 mutual funds, with aggregate assets of approximately $64.8 billion. The Prudential Investment Corporation (PIC), doing business as Prudential Investments (the Subadviser), furnishes investment advisory services in connection with the management of the Fund under a Subadvisory Agreement with PIFM. See "How the Fund is Managed--Manager" at page 17.


  WHO DISTRIBUTES THE FUND'S SHARES?


    Prudential Securities Incorporated (Prudential Securities or the Distributor), a major securities underwriter and securities and commodities broker, acts as the Distributor of the Fund's shares. The Distributor is paid an annual distribution and service fee which is currently being charged at an annual rate of .15 of 1% of the average daily net assets of the Class A shares, at an annual rate of .825 of 1% of the average daily net assets of the Class B shares and at an annual rate of .75 of 1% of the average daily net assets of the Class C shares. The Distributor incurs the expense of distributing the Fund's Class Z shares under a Distribution Agreement with the Fund, none of which is reimbursed or paid for by the Fund. See "How the Fund is Managed--Distributor" at page 18.

  WHAT IS THE MINIMUM INVESTMENT?


    The minimum initial investment is $1,000 for Class A and Class B shares per class and $5,000 for Class C shares. The minimum subsequent investment is $100 for Class A, Class B and Class C shares. Class Z shares are not subject to any minimum investment requirements. There is no minimum investment requirement for certain retirement and employee savings plans or custodial accounts for the benefit of minors. For purchases made through the Automatic Savings Accumulation Plan, the minimum initial and subsequent investment is $50. See "Shareholder Guide--How to Buy Shares of the Fund" at page 24 and "Shareholder Guide--Shareholder Services" at page 33.


  HOW DO I PURCHASE SHARES?


    You may purchase shares of the Fund through Prudential Securities, Pruco Securities Corporation (Prusec) or directly from the Fund, through its transfer agent, Prudential Mutual Fund Services LLC (PMFS or the Transfer Agent) at the net asset value per share (NAV) next determined after receipt of your purchase order by the Transfer Agent or Prudential Securities plus a sales charge which may be imposed either (i) at the time of purchase (Class A shares) or (ii) on a deferred basis (Class B or Class C shares). Class Z shares are offered to a limited group of investors at NAV without any sales charge. See "How the Fund Values its Shares" at page 20 and "Shareholder Guide--How to Buy Shares of the Fund" at page 24.


  WHAT ARE MY PURCHASE ALTERNATIVES?

    The Fund offers four classes of shares:

     - Class A Shares:
                    Sold with an initial sales charge of up to 4% of the offering price.

     - Class B Shares:
                    Sold without an initial sales charge but are subject to a contingent deferred sales charge or CDSC (declining from 5% to zero of the lower of the amount invested or the redemption proceeds) which will be imposed on certain redemptions made within six years of purchase. Although Class B shares are subject to higher ongoing distribution-related expenses than Class A shares, Class B shares will automatically convert to Class A shares (which are subject to lower ongoing distribution-related expenses) approximately seven years after purchase.


     - Class C Shares:
                    Sold without an initial sales charge and for one year after purchase, are subject to a 1% CDSC on redemptions. Class C shares are subject to higher ongoing distribution-related expenses than Class A shares but, unlike Class B shares, do not convert to another class.



     - Class Z Shares:
                    Sold without either an initial sales charge or CDSC to a limited group of investors. Class Z shares are not subject to any ongoing service or distribution expenses.



    See "Shareholder Guide--Alternative Purchase Plan" at page 25.


  HOW DO I SELL MY SHARES?


    You may redeem your shares at any time at the NAV next determined after Prudential Securities or the Transfer Agent receives your sell order. However, the proceeds of redemptions of Class B and Class C shares may be subject to a CDSC. See "Shareholder Guide--How to Sell Your Shares" at page
  28. Participants in programs sponsored by Prudential Retirement Services should contact their client representative for more information about selling their Class Z shares.


  HOW ARE DIVIDENDS AND DISTRIBUTIONS PAID?


    The Fund expects to declare daily and pay monthly dividends of net investment income and make distributions of any net capital gains at least annually. Dividends and distributions will be automatically reinvested in additional shares of the Fund at NAV without a sales charge unless you request that they be paid to you in cash. See "Taxes, Dividends and Distributions" at page 21.

                                 FUND EXPENSES

                                 CLASS A SHARES          CLASS B SHARES                CLASS C SHARES         CLASS Z SHARES
                                 --------------  ------------------------------  ---------------------------  --------------
SHAREHOLDER TRANSACTION EXPENSES+
    Maximum Sales Load Imposed
     on Purchases (as a
     percentage of offering
     price).....................       4%                     None                          None                   None
    Maximum Sales Load Imposed
     on Reinvested Dividends....      None                    None                          None                   None
    Maximum Deferred Sales Load
     (as a percentage of
     original purchase price or
     redemption proceeds,
     whichever is lower)........      None         5% during the first year,       1% on redemptions made          None
                                                         decreasing by           within one year of purchase
                                                 1% annually to 1% in the fifth
                                                           and sixth
                                                  years and 0% in the seventh
                                                             year*
    Redemption Fees.............      None                    None                          None                   None
    Exchange Fee................      None                    None                          None                   None


                                          CLASS A SHARES   CLASS B SHARES   CLASS C SHARES   CLASS Z SHARES
                                          --------------   --------------   --------------   ---------------
ANNUAL FUND OPERATING EXPENSES
(as a percentage of average net assets)
    Management Fees.....................        .50%              .50%            .50%              .50%
    12b-1 Fees (After Reduction)........        .15%++           .825%++          .75%++           None
    Other Expenses......................        .21%              .21%            .21%              .21%
                                                ---             -----             ---               ---
    Total Fund Operating Expenses (After
     Reduction).........................        .86%            1.535%           1.46%              .71%
                                                ---             -----             ---               ---
                                                ---             -----             ---               ---



                                          1 YEAR   3 YEARS   5 YEARS   10 YEARS
                                          ------   -------   -------   --------
EXAMPLE
You would pay the following expenses on
  a $1,000 investment, assuming (1) 5%
  annual return and (2) redemption at
  the end of each time period:
    Class A.............................   $48       $66      $ 86       $142
    Class B.............................   $66       $78      $ 94       $156
    Class C.............................   $25       $46      $ 80       $175
    Class Z.............................   $ 7       $23      $ 40       $ 88
You would pay the following expenses on
  the same investment, assuming no
  redemption:
    Class A.............................   $48       $66      $ 86       $142
    Class B.............................   $16       $48      $ 84       $156
    Class C.............................   $15       $46      $ 80       $175
    Class Z.............................   $ 7       $23      $ 40       $ 88



   The above example is based on data for the Fund's fiscal year ended February 28, 1998. THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.


   The purpose of this table is to assist investors in understanding the various costs and expenses that an investor in the Fund will bear, whether directly or indirectly. For more complete descriptions of the various costs and expenses, see "How the Fund is Managed." "Other Expenses" include operating expenses of the Fund, such as Directors' and professional fees, registration fees, reports to shareholders and transfer agency and custodian fees.
---------------

* Class B shares will automatically convert to Class A shares approximately seven years after purchase. See "Shareholder Guide--Conversion Feature-- Class B Shares."

+ Pursuant to rules of the National Association of Securities Dealers, Inc., the aggregate initial sales charges, deferred sales charges and asset-based sales charges on shares of the Fund may not exceed 6.25% of total gross sales, subject to certain exclusions. This 6.25% limitation is imposed on each class of the Fund rather than on a per shareholder basis. Therefore, long-term shareholders of the Fund may pay more in total sales charges than the economic equivalent of 6.25% of such shareholders' investment in such shares. See "How the Fund is Managed--Distributor."


++ Although the Class A, Class B and Class C Distribution and Service Plans provide that the Fund may pay a distribution fee of up to .30 of 1% per annum of the average daily net assets of the Class A shares, up to 1% per annum of the average daily net assets of the Class B shares up to $3 billion, .80 of 1% of the next $1 billion, and .50 of 1% of assets in excess of $4 billion, and up to 1% of the Class C shares, the Distributor has agreed to limit its distribution fees with respect to Class A shares of the Fund to no more than .15 of 1% of the average daily net assets of the Class A shares, to no more than .825 of 1% of the average daily net assets of the Class B shares and to no more than .75 of 1% of the average daily net assets of the Class C shares for the fiscal year ending February 28, 1999. Total Fund Operating Expenses without such limitations would be 1.01% for Class A shares and 1.71% for Class B and Class C shares. See "How the Fund is Managed--Distributor."

                              FINANCIAL HIGHLIGHTS
       (FOR A SHARE OUTSTANDING THROUGHOUT EACH OF THE PERIODS INDICATED)
                                (CLASS A SHARES)


  The following financial highlights for the fiscal year ended February 28, 1998, have been audited by PricewaterhouseCoopers LLP, independent accountants, and by Deloitte & Touche LLP, independent auditors, for the periods ended February 28, 1997. Each of the respective reports by PricewaterhouseCoopers LLP and Deloitte & Touche LLP on such financial highlights were unqualified. This information should be read in conjunction with the financial statements and the notes thereto, which appear in the Statement of Additional Information. The financial highlights contain selected data for a Class A share of common stock outstanding, total return, ratios to average net assets and other supplemental data for the periods indicated. The information has been determined based on data contained in the financial statements. Further performance information is contained in the annual report, which may be obtained without charge. See "Shareholder Guide--Shareholder Services--Reports to Shareholders."


                                                                                 CLASS A
                                         ----------------------------------------------------------------------------------------
                                                                                                                     JANUARY 22,
                                                                                                                       1990(a)
                                                                YEARS ENDED FEBRUARY 28/29,                            THROUGH
                                         -------------------------------------------------------------------------- FEBRUARY 28,
                                           1998      1997      1996      1995      1994     1993     1992    1991       1990
                                         --------  --------  --------  --------  --------  -------  ------- ------- -------------

PER SHARE OPERATING PERFORMANCE:
Net asset value, beginning of period.... $   8.76  $   9.04  $   8.59  $   9.13  $   9.40  $  9.17  $  9.02 $  9.00    $ 9.17
                                         --------  --------  --------  --------  --------  -------  ------- -------    ------

INCOME FROM INVESTMENT OPERATIONS
Net investment income...................     0.58      0.60      0.60      0.59      0.61     0.66     0.68    0.69      0.06
Net realized and unrealized gain (loss)
  on investment transactions............     0.29     (0.28)     0.45     (0.54)    (0.25)    0.35     0.37    0.26     (0.11)
                                         --------  --------  --------  --------  --------  -------  ------- -------    ------
Total from investment operations........     0.87      0.32      1.05      0.05      0.36     1.01     1.05    0.95     (0.05)
                                         --------  --------  --------  --------  --------  -------  ------- -------    ------

LESS DISTRIBUTIONS
Dividends from net investment income....    (0.58)    (0.60)    (0.60)    (0.59)    (0.61)   (0.66)   (0.68)   (0.69)     (0.06)
Distributions in excess of accumulated
  gains.................................       --        --        --        --     (0.02)      --       --      --        --
Distributions from paid-in capital in
  excess of par.........................       --        --        --        --        --    (0.12)   (0.22)   (0.24)     (0.06)
                                         --------  --------  --------  --------  --------  -------  ------- -------    ------
Total distributions.....................    (0.58)    (0.60)    (0.60)    (0.59)    (0.63)   (0.78)   (0.90)   (0.93)     (0.12)
                                         --------  --------  --------  --------  --------  -------  ------- -------    ------
Net asset value, end of period.......... $   9.05  $   8.76  $   9.04  $   8.59  $   9.13  $  9.40  $  9.17 $  9.02    $ 9.00
                                         --------  --------  --------  --------  --------  -------  ------- -------    ------
                                         --------  --------  --------  --------  --------  -------  ------- -------    ------

TOTAL RETURN(B):........................    10.26%     3.70%    12.41%      .83%     3.90%   11.55%   12.18%   11.21%     (0.54)%

RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000)......... $819,536  $860,319  $945,038  $871,145  $ 51,673  $61,297  $33,181 $28,971    $1,961
Average net assets (000)................ $842,431  $884,862  $909,169  $ 95,560  $ 55,921  $46,812  $29,534 $23,428    $  501
Ratios to average net assets:
  Expenses, including distribution
   fees.................................     0.86%     0.90%     0.91%     0.98%     0.84%    0.84%    0.86%    0.85%      0.92%(c)
  Expenses, excluding distribution
   fees.................................     0.71%     0.75%     0.76%     0.83%     0.69%    0.69%    0.71%    0.70%      0.76%(c)
  Net investment income.................     6.52%     6.78%     6.65%     7.45%     6.48%    7.17%    7.51%    7.76%      9.11%(c)
Portfolio turnover rate.................       88%      107%      123%      206%       80%      36%     187%     213%       329%

---------------

   (a)  Commencement of offering of Class A shares.

   (b) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions. Total returns for periods of less than a full year are not annualized.

   (c)  Annualized.

                              FINANCIAL HIGHLIGHTS
        (FOR A SHARE OUTSTANDING THROUGHOUT EACH OF THE YEARS INDICATED)
                                (CLASS B SHARES)


  The following financial highlights, for the fiscal year ended February 28, 1998, have been audited by PricewaterhouseCoopers LLP, independent accountants, and by Deloitte & Touche LLP, independent auditors, for the periods ended February 28, 1997. Each of the respective reports by PricewaterhouseCoopers LLP and Deloitte & Touche LLP on such financial highlights were unqualified. This information should be read in conjunction with the financial statements and the notes thereto, which appear in the Statement of Additional Information. The financial highlights contain selected data for a Class B share of common stock outstanding, total return, ratios to average net assets and other supplemental data for the years indicated. This information has been determined based on data contained in the financial statements. Further performance information is contained in the annual report, which may be obtained without charge. See "Shareholder Guide--Shareholder Services--Reports to Shareholders."

                                                                                   CLASS B
                                                    ---------------------------------------------------------------------
                                                                         YEARS ENDED FEBRUARY 28/29,
                                                    ---------------------------------------------------------------------
                                                      1998       1997       1996        1995         1994         1993
                                                    --------   --------   --------   ----------   ----------   ----------
PER SHARE OPERATING PERFORMANCE:
Net asset value, beginning of year................  $   8.77   $   9.04   $   8.60   $     9.13   $     9.40   $     9.17
                                                    --------   --------   --------   ----------   ----------   ----------

INCOME FROM INVESTMENT OPERATIONS
Net investment income.............................      0.52       0.54       0.54         0.53         0.53         0.58
Net realized and unrealized gain (loss) on
  investment transactions.........................      0.28      (0.27)      0.44        (0.53)       (0.25)        0.35
                                                    --------   --------   --------   ----------   ----------   ----------
Total from investment operations..................      0.80       0.27       0.98           --         0.28         0.93
                                                    --------   --------   --------   ----------   ----------   ----------

LESS DISTRIBUTIONS
Dividends from net investment income..............     (0.52)     (0.54)     (0.54)       (0.53)       (0.53)       (0.58)
Distributions in excess of accumulated gains......        --         --         --           --        (0.02)          --
Distributions from paid-in capital in excess of
  par.............................................        --         --         --           --           --        (0.12)
                                                    --------   --------   --------   ----------   ----------   ----------
Total distributions...............................     (0.52)     (0.54)     (0.54)       (0.53)       (0.55)       (0.70)
                                                    --------   --------   --------   ----------   ----------   ----------
Net asset value, end of year......................  $   9.05   $   8.77   $   9.04   $     8.60   $     9.13   $     9.40
                                                    --------   --------   --------   ----------   ----------   ----------
                                                    --------   --------   --------   ----------   ----------   ----------

TOTAL RETURN:(A)..................................      9.40%      3.12%     11.54%         .24%        3.03%       10.61%

RATIOS/SUPPLEMENTAL DATA:
Net assets, end of year (000).....................  $346,059   $461,988   $641,946   $  705,732   $2,202,555   $2,680,259
Average net assets (000)..........................  $385,145   $543,796   $647,515   $1,735,413   $2,487,990   $2,670,924
Ratios to average net assets:
  Expenses, including distribution fees...........      1.53%      1.57%      1.58%        1.66%        1.68%        1.69%
  Expenses, excluding distribution fees...........      0.71%      0.75%      0.76%        0.80%        0.69%        0.69%
  Net investment income...........................      5.85%      6.11%      5.99%        6.17%        5.64%        6.32%
Portfolio turnover rate...........................        88%       107%       123%         206%          80%          36%


                                                       1992         1991         1990         1989
                                                    ----------   ----------   ----------   ----------
PER SHARE OPERATING PERFORMANCE:
Net asset value, beginning of year................  $     9.02   $     9.00   $     9.09   $     9.85
                                                    ----------   ----------   ----------   ----------
INCOME FROM INVESTMENT OPERATIONS
Net investment income.............................        0.60         0.62         0.68         0.69
Net realized and unrealized gain (loss) on
  investment transactions.........................        0.37         0.26         0.15        (0.49)
                                                    ----------   ----------   ----------   ----------
Total from investment operations..................        0.97         0.88         0.83         0.20
                                                    ----------   ----------   ----------   ----------
LESS DISTRIBUTIONS
Dividends from net investment income..............       (0.60)       (0.62)       (0.68)       (0.69)
Distributions in excess of accumulated gains......          --           --           --           --
Distributions from paid-in capital in excess of
  par.............................................       (0.22)       (0.24)       (0.24)       (0.27)
                                                    ----------   ----------   ----------   ----------
Total distributions...............................       (0.82)       (0.86)       (0.92)       (0.96)
                                                    ----------   ----------   ----------   ----------
Net asset value, end of year......................  $     9.17   $     9.02   $     9.00   $     9.09
                                                    ----------   ----------   ----------   ----------
                                                    ----------   ----------   ----------   ----------
TOTAL RETURN:(A)..................................       11.27%       10.35%       10.49%        2.32%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of year (000).....................  $2,724,428   $3,127,587   $3,760,003   $3,814,945
Average net assets (000)..........................  $2,903,704   $3,432,948   $3,814,455   $3,984,300
Ratios to average net assets:
  Expenses, including distribution fees...........        1.71%        1.67%        1.49%        1.35%
  Expenses, excluding distribution fees...........        0.71%        0.70%        0.64%        0.63%
  Net investment income...........................        6.66%        6.94%        7.46%        7.61%
Portfolio turnover rate...........................         187%         213%         329%         278%

-----------------

   (a) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each year reported and includes reinvestment of dividends and distributions.

                              FINANCIAL HIGHLIGHTS
       (FOR A SHARE OUTSTANDING THROUGHOUT EACH OF THE PERIODS INDICATED)
                                (CLASS C SHARES)


  The following financial highlights, for the fiscal year ended February 28, 1998, have been audited by PricewaterhouseCoopers LLP, independent accountants, and by Deloitte & Touche LLP, independent auditors, for the period ended February 28, 1997. Each of the respective reports by PricewaterhouseCoopers LLP and Deloitte & Touche LLP on such financial highlights were unqualified. This information should be read in conjunction with the financial statements and the notes thereto, which appear in the Statement of Additional Information. The financial highlights contain selected data for a Class C share of common stock outstanding, total return, ratios to average net assets and other supplemental data for the periods indicated. This information has been determined based on data contained in the financial statements. Further performance information is contained in the annual report, which may be obtained without charge. See "Shareholder Guide--Shareholder Services--Reports to Shareholders."


                                                                       CLASS C
                                                    ---------------------------------------------
                                                                                      AUGUST 1,
                                                                                      1994 (a)
                                                      YEARS ENDED FEBRUARY 28,         THROUGH
                                                    -----------------------------   FEBRUARY 28,
                                                      1998       1997      1996         1995
                                                    --------   --------   -------   -------------
PER SHARE OPERATING PERFORMANCE:
Net asset value, beginning of period..............  $   8.77   $   9.04   $  8.60      $ 8.69
                                                    --------   --------   -------       -----
INCOME FROM INVESTMENT OPERATIONS
Net investment income.............................      0.53       0.54      0.54        0.31
Net realized and unrealized gain (loss) on
  investment transactions.........................      0.28      (0.27)     0.44       (0.09)
                                                    --------   --------   -------       -----
Total from investment operations..................      0.81       0.27      0.98        0.22
                                                    --------   --------   -------       -----
LESS DISTRIBUTIONS
Dividends from net investment income..............     (0.53)     (0.54)    (0.54)      (0.31)
                                                    --------   --------   -------       -----
Net asset value, end of period....................  $   9.05   $   8.77   $  9.04      $ 8.60
                                                    --------   --------   -------       -----
                                                    --------   --------   -------       -----
TOTAL RETURN (B):.................................      9.48%      3.20%    11.63%       2.75%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000)...................  $  2,840   $  2,569   $ 1,799      $  204
Average net assets (000)..........................  $  2,523   $  2,440   $   765      $  111
Ratios to average net assets:
  Expenses, including distribution fees...........      1.46%      1.50%     1.51%       1.63%(c)
  Expenses, excluding distribution fees...........      0.71%      0.75%     0.76%       0.88%(c)
  Net investment income...........................      5.92%      6.19%     5.99%       6.69%(c)
Portfolio turnover rate...........................        88%       107%      123%        206%

------------

  (a)  Commencement of offering of Class C shares.

  (b) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of the period reported and includes reinvestment of dividends and distributions. Total returns for periods of less than a full year are not annualized.

  (c)  Annualized.

                              FINANCIAL HIGHLIGHTS
           (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD INDICATED)
                                (CLASS Z SHARES)


  The following financial highlights, for the fiscal year ended February 28, 1998, have been audited by PricewaterhouseCoopers LLP, independent accountants, and by Deloitte & Touche LLP, independent auditors, for the period from March 1, 1996 through February 28, 1997. Each of the respective reports by PricewaterhouseCoopers LLP and Deloitte & Touche LLP on such financial highlights were unqualified. This information should be read in conjunction with the financial statements and the notes thereto, which appear in the Statement of Additional Information. The financial highlights contain selected data for a Class Z share of common stock outstanding, total return, ratios to average net assets and other supplemental data for the period indicated. This information has been determined based on data contained in the financial statements. Further performance information is contained in the annual report, which may be obtained without charge. See "Shareholder Guide--Shareholder Services--Reports to Shareholders."

                                                                       CLASS Z
                                                           -------------------------------
                                                                               MARCH 1,
                                                                               1996 (a)
                                                             YEAR ENDED        THROUGH
                                                            FEBRUARY 28,     FEBRUARY 28,
                                                                1998             1997
                                                           --------------   --------------
PER SHARE OPERATING PERFORMANCE:
Net asset value, beginning of period.....................      $ 8.76           $ 9.13
                                                              -------          -------
INCOME FROM INVESTMENT OPERATIONS
Net investment income....................................        0.59             0.61
Net realized and unrealized gain (loss) on investment
  transactions...........................................        0.28            (0.37)
                                                              -------          -------
Total from investment operations.........................        0.87             0.24
                                                              -------          -------
LESS DISTRIBUTIONS
Dividends from net investment income.....................       (0.59)           (0.61)
                                                              -------          -------
Net asset value, end of period...........................      $ 9.04           $ 8.76
                                                              -------          -------
                                                              -------          -------
TOTAL RETURN (B):........................................       10.30%            3.16%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000)..........................      $84,733          $73,411
Average net assets (000).................................      $71,425          $39,551
Ratios to average net assets:
  Expenses...............................................        0.71%            0.75%(c)
  Net investment income..................................        6.67%            6.76%(c)
Portfolio turnover rate..................................          88%             107%


------------
  (a)  Commencement of offering of Class Z shares.

  (b) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of the period reported and includes reinvestment of dividends and distributions. Total returns for periods of less than a full year are not annualized.


  (c)  Annualized.

                              HOW THE FUND INVESTS

INVESTMENT OBJECTIVE AND POLICIES


  THE FUND'S INVESTMENT OBJECTIVE IS TO SEEK A HIGH CURRENT RETURN. THERE CAN BE NO ASSURANCE THAT THE FUND'S INVESTMENT OBJECTIVE WILL BE ACHIEVED.



  THE FUND WILL SEEK TO ACHIEVE ITS OBJECTIVE PRIMARILY BY INVESTING IN U.S. GOVERNMENT SECURITIES, INCLUDING U.S. TREASURY BILLS, NOTES, BONDS AND OTHER DEBT SECURITIES ISSUED BY THE U.S. TREASURY, AND OBLIGATIONS ISSUED OR GUARANTEED BY U.S. GOVERNMENT AGENCIES OR INSTRUMENTALITIES; WRITING COVERED CALL OPTIONS AND COVERED PUT OPTIONS AND PURCHASING PUT AND CALL OPTIONS. THESE GUARANTEES APPLY ONLY TO THE PAYMENT OF PRINCIPAL AND INTEREST ON THESE SECURITIES AND DO NOT EXTEND TO THE SECURITIES' YIELD OR VALUE, WHICH ARE LIKELY TO VARY WITH FLUCTUATIONS IN INTEREST RATES, NOR DO THE GUARANTEES EXTEND TO THE YIELD OR VALUE OF THE FUND'S SHARES. SEE "INVESTMENT OBJECTIVE AND POLICIES--U.S. GOVERNMENT SECURITIES--MORTGAGE-RELATED SECURITIES ISSUED BY U.S. GOVERNMENT AGENCIES AND INSTRUMENTALITIES" BELOW. UNDER NORMAL MARKET CONDITIONS, AT LEAST 65% OF THE TOTAL ASSETS OF THE FUND WILL BE INVESTED IN U.S. GOVERNMENT SECURITIES. THE FUND HAS NO LIMITATIONS WITH RESPECT TO THE MATURITIES OF PORTFOLIO SECURITIES IN WHICH IT MAY INVEST.



  HIGH CURRENT RETURN MEANS THE RETURN RECEIVED FROM INTEREST INCOME FROM U.S. GOVERNMENT AND OTHER DEBT SECURITIES AND FROM NET GAINS REALIZED FROM SALES OF PORTFOLIO SECURITIES. THE FUND MAY ALSO REALIZE INCOME FROM PREMIUMS FROM COVERED PUT AND CALL OPTIONS WRITTEN BY THE FUND ON U.S. GOVERNMENT SECURITIES AS WELL AS OPTIONS ON FUTURES CONTRACTS ON U.S. GOVERNMENT SECURITIES AND NET GAINS FROM CLOSING PURCHASE AND SALES TRANSACTIONS WITH RESPECT TO THESE OPTIONS. The writing of options on U.S. Government securities and options on futures contracts on U.S. Government securities may limit the Fund's potential for capital gains on its portfolio. See "Investment Objective and Policies" in the Statement of Additional Information.


  AS WITH AN INVESTMENT IN ANY MUTUAL FUND, AN INVESTMENT IN THIS FUND CAN DECREASE IN VALUE AND YOU CAN LOSE MONEY.

  THE FUND'S INVESTMENT OBJECTIVE IS A FUNDAMENTAL POLICY AND, THEREFORE, MAY NOT BE CHANGED WITHOUT THE APPROVAL OF THE HOLDERS OF A MAJORITY OF THE FUND'S OUTSTANDING VOTING SECURITIES AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE INVESTMENT COMPANY ACT). FUND POLICIES THAT ARE NOT FUNDAMENTAL MAY BE MODIFIED BY THE BOARD OF DIRECTORS.


  The Fund's NAV will vary with changes in the values of the Fund's portfolio securities, which values will generally vary inversely with changes in interest rates. For temporary defensive purposes the Fund may invest up to 100% of its assets in cash, U.S. Government securities and high quality money market instruments.


U.S. GOVERNMENT SECURITIES

  U.S. TREASURY SECURITIES


  THE FUND WILL INVEST IN U.S. TREASURY SECURITIES, INCLUDING BILLS, NOTES, BONDS AND OTHER DEBT SECURITIES ISSUED BY THE U.S. TREASURY. These instruments are direct obligations of the U.S. Government and, as such, are backed by the full faith and credit of the United States. They differ primarily in their interest rates, the lengths of their maturities and the dates of their issuances.


  SECURITIES ISSUED OR GUARANTEED BY U.S. GOVERNMENT AGENCIES AND
INSTRUMENTALITIES


  THE FUND WILL INVEST IN SECURITIES ISSUED BY AGENCIES OF THE U.S. GOVERNMENT OR INSTRUMENTALITIES OF THE U.S. GOVERNMENT. These obligations, including those which are guaranteed by federal agencies or instrumentalities, may or may not be backed by the full faith and credit of the United States. Obligations of the Government National Mortgage Association (GNMA), the Farmers Home Administration and the Export-Import Bank are backed by the full faith and credit of the United States. In the case of securities not backed by the full faith and credit of the United States, the Fund must look principally to the agency issuing or guaranteeing the obligation for ultimate repayment and may not be able to assert a claim against the United States if the agency or instrumentality does not meet its commitments. Securities in which the Fund may invest which are not backed by the full faith and credit of the United States include obligations such as those issued by the Tennessee Valley Authority, the Federal National Mortgage Association (FNMA), the Federal Home Loan Mortgage Corporation (FHLMC) and the United States Postal Service, each of which has the right to borrow from the United States Treasury to meet its obligations, and obligations of the Federal Farm Credit Bank and the Federal Home Loan Bank, the obligations of which may only be satisfied by the individual credit of the issuing agency. GNMA, FNMA and FHLMC investments may include collateralized mortgage obligations. See "Other Investments and Policies."

  OBLIGATIONS ISSUED OR GUARANTEED AS TO PRINCIPAL AND INTEREST BY THE UNITED STATES GOVERNMENT MAY BE ACQUIRED BY THE FUND IN THE FORM OF CUSTODIAL RECEIPTS THAT EVIDENCE OWNERSHIP OF FUTURE INTEREST PAYMENTS, PRINCIPAL PAYMENTS OR BOTH ON CERTAIN UNITED STATES TREASURY NOTES OR BONDS. Such notes and bonds are held in custody by a bank on behalf of the owners. These custodial receipts are commonly referred to as Treasury strips.

  MORTGAGE-RELATED SECURITIES ISSUED BY U.S. GOVERNMENT AGENCIES AND INSTRUMENTALITIES


  THE FUND WILL INVEST IN MORTGAGE-BACKED SECURITIES, INCLUDING THOSE REPRESENTING AN UNDIVIDED OWNERSHIP INTEREST IN A POOL OF MORTGAGES, E.G., GNMA, FNMA AND FHLMC CERTIFICATES. The U.S. Government or the issuing agency guarantees the payment of interest and principal of these securities. However, the guarantees do not extend to the securities' yield or value, which are likely to vary inversely with fluctuations in interest rates, nor do the guarantees extend to the yield or value of the Fund's shares. See "Investment Objective and Policies--U.S. Government Securities--Mortgage-Related Securities Issued by U.S. Government Instrumentalities" in the Statement of Additional Information. These certificates are in most cases pass-through instruments, through which the holder receives a share of all interest and principal payments from the mortgages underlying the certificate, net of certain fees. Because the prepayment characteristics of the underlying mortgages vary, it is not possible to predict accurately the average life of a particular issue of pass-through certificates. Mortgage-backed securities are often subject to more rapid repayment than their stated maturity date would indicate as a result of the pass-through of prepayments of principal on the underlying mortgage obligations. During periods of declining interest rates, prepayment of mortgages underlying mortgage-backed securities can be expected to accelerate. The Fund's ability to maintain a portfolio of high-yielding mortgage-backed securities will be adversely affected to the extent that prepayments of mortgages must be reinvested in securities which have lower yields than the prepaid mortgages. Moreover, prepayments of mortgages which underlie securities purchased at a premium could result in capital losses.


  During periods of rising interest rates, the rate of prepayment of mortgages underlying mortgage-backed securities can be expected to decline, extending the projected average maturity of the mortgage-backed securities. This maturity extension risk may effectively change a security which was considered short- or intermediate-term at the time of purchase into a long-term security. Long-term securities generally fluctuate more widely in response to changes in interest rates than short- or intermediate-term securities.

  THE FUND MAY ALSO INVEST IN BALLOON PAYMENT MORTGAGE-BACKED SECURITIES. A balloon payment mortgage-backed security is an amortizing mortgage security with installments of principal and interest, the last installment of which is predominantly principal.

  THE FUND MAY ALSO INVEST IN MORTGAGE PASS-THROUGH SECURITIES WHERE ALL INTEREST PAYMENTS GO TO ONE CLASS OF HOLDERS (INTEREST ONLY SECURITIES OR IOS) AND ALL PRINCIPAL PAYMENTS GO TO A SECOND CLASS OF HOLDERS (PRINCIPAL ONLY SECURITIES OR POS). These securities are commonly referred to as mortgage-backed securities strips or MBS strips. The yields to maturity on IOs are very sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on yield to maturity. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Fund may not fully recoup its initial investment in these securities. Conversely, if the underlying mortgage assets experience less than anticipated prepayments of principal, the yield on POs could be materially adversely affected.

OTHER INVESTMENTS AND POLICIES


  AT LEAST 65% OF THE TOTAL ASSETS OF THE FUND WILL BE INVESTED IN U.S. GOVERNMENT SECURITIES, AS DESCRIBED ABOVE. U.S. Government securities which are purchased pursuant to repurchase agreements or on a when-issued or delayed delivery basis will be treated as U.S. Government securities for purposes of this calculation. See "Repurchase Agreements" and "When-Issued and Delayed Delivery Securities."



  UP TO 35% OF THE TOTAL ASSETS OF THE FUND MAY BE COMMITTED TO INVESTMENTS OTHER THAN U.S. GOVERNMENT SECURITIES. These investments would include the securities described in this subsection as well as purchased put and call options and purchased put options on futures contracts. See "Options Transactions" and "Transactions in Futures Contracts on U.S. Government Securities and Options Thereon."



  THE FUND IS PERMITTED TO INVEST UP TO 20% OF ITS TOTAL ASSETS IN HIGH QUALITY MONEY MARKET INSTRUMENTS, INCLUDING COMMERCIAL PAPER OF DOMESTIC CORPORATIONS AND CERTIFICATES OF DEPOSIT, BANKERS' ACCEPTANCES AND OTHER OBLIGATIONS OF DOMESTIC AND FOREIGN BANKS. Such obligations will, at the time of purchase, be rated within the two highest quality grades as determined by a nationally recognized statistical rating organization (NRSRO) (such as Moody's Investors Service (Moody's) or Standard & Poor's Ratings Group (S&P) or, if unrated, will be of equivalent quality in the judgment of the Fund's investment adviser.


  THE FUND MAY INVEST IN OBLIGATIONS OF FOREIGN BANKS AND FOREIGN BRANCHES OF U.S. BANKS ONLY IF AFTER GIVING EFFECT TO SUCH INVESTMENT ALL SUCH INVESTMENTS WOULD CONSTITUTE LESS THAN 10% OF THE FUND'S TOTAL ASSETS (DETERMINED AT THE TIME OF INVESTMENT). These investments may be subject to certain risks, including future political and economic developments, the possible imposition of withholding taxes on interest income, the seizure or nationalization of foreign deposits and foreign exchange controls or other restrictions. In addition, there may be less publicly available information about a foreign bank or foreign branch of a U.S. bank than about a domestic bank and such entities may not be subject to the same accounting, auditing and financial recordkeeping standards and requirements as domestic banks.

  THE FUND MAY ALSO PURCHASE OBLIGATIONS OF THE INTERNATIONAL BANK FOR RECONSTRUCTION AND DEVELOPMENT (THE WORLD BANK). Obligations of the World Bank are supported by appropriated but unpaid commitments of its member countries, including the U.S., and there is no assurance these commitments will be undertaken or met in the future.


  THE FUND IS PERMITTED TO INVEST IN ADJUSTABLE RATE DEBT SECURITIES, including securities issued by U.S. Government agencies, whose interest rate is calculated by reference to a specified index such as the constant maturity Treasury rate, the T-bill rate or LIBOR (London Interbank Offered Rate) and is reset periodically. The value of adjustable rate securities will, like other debt securities, generally vary inversely with changes in prevailing interest rates. The value of adjustable rate securities is unlikely to rise in periods of declining interest rates to the same extent as fixed rate instruments. In periods of rising interest rates, changes in the coupon will lag behind changes in the market rate resulting in a lower NAV until the coupon resets to market rates.


  THE FUND MAY INVEST IN DEBT OBLIGATIONS RATED AT LEAST A BY S&P OR MOODY'S OR, IF UNRATED, DEEMED TO BE OF COMPARABLE CREDIT QUALITY BY THE FUND'S INVESTMENT ADVISER. These debt securities may have adjustable or fixed rates of interest and in certain instances may be secured by assets of the issuer. Adjustable rate corporate debt securities may have features similar to those of adjustable rate mortgage-backed securities, but corporate debt securities, unlike mortgage-backed securities, are not subject to prepayment risk other than through contractual call provisions which generally impose a penalty for prepayment. Fixed rate debt securities may also be subject to call provisions.

  THE FUND MAY ALSO PURCHASE COLLATERALIZED MORTGAGE OBLIGATIONS (CMOS) AND REAL ESTATE MORTGAGE INVESTMENT CONDUITS (REMICS). A CMO is a security issued by a corporation or a U.S. Government instrumentality which is backed by a portfolio of mortgages or mortgage-backed securities. The issuer's obligation to make interest and principal payments is secured by the underlying portfolio of mortgages or mortgage-backed securities. CMOs are partitioned into several classes with a ranked priority by which the classes of obligations are redeemed. The Fund may invest in privately-issued CMOs which are collateralized by mortgage-backed securities issued or guaranteed by GNMA, FHLMC or FNMA or issued by any other agency or instrumentality of the U.S. Government. The Fund may also invest in privately-issued CMOs collateralized by whole loans or private mortgage pass-through securities and balloon payment mortgage-backed securities. The Fund will invest in CMOs rated at least A by S&P or Moody's or, if unrated, deemed to be of comparable credit quality by the Fund's investment adviser. A REMIC may be issued by a trust, partnership, corporation, association, or a segregated pool of mortgages, or an agency of the U.S. Government and, in each case, must qualify and elect treatment as such under the Internal Revenue Code of 1986, as amended (The Internal Revenue Code). A REMIC must consist of one or more classes of regular interests, some of which may be adjustable rate, and a single class of residual interests. To qualify as a REMIC, substantially all the assets of the entity must be in assets directly or indirectly secured, principally by real property. The Fund does not intend to invest in residual interests and will only invest in REMICs rated at least A by S&P or Moody's or, if unrated, deemed to be of comparable credit quality by the Fund's investment adviser. CMOs and REMICs issued by an agency or instrumentality of the U.S. Government are considered U.S. Government securities for purposes of this Prospectus. In reliance on rules and interpretations of the Commission, the Fund's investments in certain qualifying CMOs and REMICs are not subject to the limitation of the Investment Company Act on acquiring interests in other investment companies. See "Investment Objective and Policies--Collateralized Mortgage Obligations" in the Statement of Additional Information.


  THE FUND MAY ALSO INVEST UP TO 20% OF ITS TOTAL ASSETS IN ASSET-BACKED SECURITIES. Through the use of trusts and special purpose subsidiaries, various types of assets, primarily home equity loans and automobile and credit card receivables, have been securitized in pass-through structures similar to mortgage pass-through structures or in a pay-through structure similar to the collateralized mortgage structure. The Fund may invest in these and other types of asset-backed securities which may be developed in the future. Asset-backed securities present certain risks that are not presented by mortgage-backed securities. Primarily, these securities do not have the benefit of the same security interest in the related collateral. Credit card receivables are generally unsecured. In connection with automobile receivables, the security interests in the underlying automobiles are often not transferred when the pool is created, with the resulting possibility that the collateral could be resold. In general, these types of loans are of shorter average life than mortgage loans and are less likely to have substantial prepayments. The Fund will only invest in asset-backed securities rated at least A by S&P or Moody's or, if unrated, of equivalent quality in the judgment of the Fund's investment adviser.

OPTIONS TRANSACTIONS

  PURCHASING OPTIONS

  THE FUND MAY PURCHASE PUT AND CALL OPTIONS ON U.S. GOVERNMENT SECURITIES. The Fund may purchase a put option in an effort to protect the value of a security which it owns against a substantial decline in market value (protective puts), if the Fund's investment adviser believes that a defensive posture is warranted for a portion of the portfolio. The Fund may also purchase a put option to cover a put option it has written or to close an existing option position.

  The Fund may wish to protect certain portfolio securities against a decline in market value at a time when put options on those particular securities are not available for purchase. The Fund may therefore purchase a put option on securities other than those it wishes to protect even though it does not hold such other securities in its portfolio. While changes in the value of the put option should generally offset changes in the value of the securities being hedged, the correlation between the two values may not be as close in these transactions as in transactions in which the Fund purchases a put option on an underlying security it owns.

  THE FUND MAY PURCHASE CALL OPTIONS ON DEBT SECURITIES IT INTENDS TO ACQUIRE IN ORDER TO HEDGE AGAINST AN ANTICIPATED MARKET APPRECIATION IN THE PRICE OF THE UNDERLYING SECURITIES AT LIMITED RISK AND WITH A LIMITED CASH OUTLAY. If the market price does rise as anticipated, the Fund will benefit from that rise but only to the extent that the rise exceeds the premiums paid. If the anticipated rise does not occur or if it does not exceed the premium, the Fund will bear the expense of the option premiums and transaction costs without gaining an offsetting benefit. The Fund may also purchase a call option to close an existing option position.

  WRITING COVERED OPTIONS

  THE FUND MAY WRITE (I.E., SELL) COVERED PUT AND CALL OPTIONS ON U.S. GOVERNMENT SECURITIES. When the Fund writes an option, it receives a premium which it retains whether or not the option is exercised. The Fund's principal reason for writing options is to attempt to realize, through the receipt of premiums, a greater current return than would be realized on the underlying securities alone.

  THE PURCHASER OF A CALL OPTION HAS THE RIGHT, FOR A SPECIFIED PERIOD OF TIME, TO PURCHASE THE SECURITIES SUBJECT TO THE OPTION AT A SPECIFIED PRICE (THE EXERCISE PRICE). By writing a call option, the Fund becomes obligated during the term of the option, upon exercise of the option, to sell the underlying securities to the purchaser against receipt of the exercise price. When the Fund writes a call option, the Fund loses the potential for gain on the underlying securities during the period that the option is open.

  CONVERSELY, THE PURCHASER OF A PUT OPTION HAS THE RIGHT, FOR A SPECIFIED PERIOD OF TIME, TO SELL THE SECURITIES SUBJECT TO THE OPTION TO THE WRITER OF THE PUT AT A SPECIFIED EXERCISE PRICE. By writing a put option, the Fund becomes obligated during the term of the option to purchase the securities underlying the option at the exercise price, upon exercise of the option. The Fund might, therefore, be obligated to purchase the underlying securities for more than their current market price.


  THE FUND MAY ALSO WRITE STRADDLES (I.E., A COMBINATION OF A CALL AND A PUT WRITTEN ON THE SAME SECURITY AT THE SAME STRIKE PRICE). In such cases, the same issue of the security is considered cover for both the put and the call and the Fund will also segregate or deposit cash or other liquid assets equivalent to the amount, if any, by which the put is "in the money." It is contemplated that the Fund's use of straddles will be limited to 5% of the Fund's net assets (meaning that the securities used for cover or segregated as described above will not exceed 5% of the Fund's net assets at the time the straddle is written).


  An exchange-traded option position may be closed out only on an exchange which provides a secondary market for an option of the same series. Although the Fund will generally purchase or write only those exchange-traded options for which there appears to be an active secondary market, there is no assurance that a liquid secondary market on an exchange will exist for any particular option at any particular time. If a secondary market does not exist, it might not be possible to effect a closing transaction in a particular option. If the Fund, as a covered call option writer, is unable to effect a closing purchase transaction, it will not be able to sell the underlying securities until the option expires or is exercised or it otherwise covers the position.


  The Fund will not purchase a put or call option on U.S. Government securities if, as a result of such purchase, more than 20% of its total assets would be invested in premiums for such options and on options on futures contracts on U.S. Government securities.


  OTHER CONSIDERATIONS


  ALL OPTIONS PURCHASED OR SOLD BY THE FUND WILL BE TRADED ON A U.S. SECURITIES EXCHANGE OR WILL BE PURCHASED OR SOLD BY A PRIMARY GOVERNMENT SECURITIES DEALER RECOGNIZED BY THE FEDERAL RESERVE BANK OF NEW YORK (OTC OPTIONS). While exchange-traded options are in effect guaranteed by The Options Clearing Corporation, the Fund relies on the dealer from whom it purchases an OTC option to perform if the option is exercised. The Fund's investment adviser monitors the creditworthiness of dealers with whom the Fund enters into OTC option transactions under the general supervision of the Fund's Board of Directors.


TRANSACTIONS IN FUTURES CONTRACTS ON U.S. GOVERNMENT SECURITIES AND OPTIONS
 THEREON

  THE FUND MAY PURCHASE AND SELL FUTURES CONTRACTS ON U.S. GOVERNMENT SECURITIES (FUTURES CONTRACTS) THAT ARE TRADED ON U.S. COMMODITY EXCHANGES. A futures contract on a U.S. Government security, other than GNMA's which are cash settled, is an agreement to purchase or sell an agreed amount of such securities at a set price for delivery on an agreed future date. The Fund may purchase a futures contract as a hedge against an anticipated decline in interest rates, and resulting increase in market price, in securities the Fund intends to acquire. The Fund may sell a futures contract as a hedge against an anticipated increase in interest rates, and resulting decline in market price, in securities the Fund owns.


  THE FUND MAY ALSO PURCHASE AND WRITE (I.E., SELL) COVERED CALL AND PUT OPTIONS ON FUTURES CONTRACTS ON U.S. GOVERNMENT SECURITIES THAT ARE TRADED ON U.S. COMMODITY EXCHANGES. THE FUND WILL WRITE OPTIONS ON FUTURES CONTRACTS FOR HEDGING PURPOSES, AS WELL AS TO REALIZE THROUGH THE RECEIPT OF PREMIUM INCOME, A GREATER RETURN THAN WOULD BE REALIZED ON THE FUND'S PORTFOLIO SECURITIES ALONE. An option on a futures contract gives the purchaser the right, in return for the premium paid, to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the option exercise period. The writer of the option is required upon exercise to assume an offsetting futures position (a short position if the option is a call and a long position if the option is a put). Upon exercise of the option, the assumption of offsetting futures positions by the writer and holder of the option will be accompanied by delivery of the accumulated cash balance in the writer's futures margin account which represents the amount by which the market price of the futures contract, at exercise, exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option on the futures contract.

  THE FUND MAY ALSO FROM TIME TO TIME PURCHASE EURODOLLAR INSTRUMENTS TRADED ON THE CHICAGO MERCANTILE EXCHANGE. Eurodollar instruments are essentially U.S. dollar-denominated futures contracts or options thereon which are linked to the London Interbank Offered Rate (LIBOR). Eurodollar futures contracts enable purchasers to obtain a fixed rate for the lending of funds and sellers to obtain a fixed rate for borrowings. The Fund intends to use Eurodollar futures contracts and options thereon to hedge against changes in LIBOR, to which many interest rate swaps are linked. The use of these instruments is subject to the same limitations and risks as those applicable to the use of interest rate futures contracts and options thereon.

  THE FUND MAY ALSO ENTER INTO CLOSING TRANSACTIONS WITH RESPECT TO FUTURES CONTRACTS AND OPTIONS THEREON TO TERMINATE EXISTING POSITIONS. The Fund's ability to enter into transactions in futures contracts and options thereon may be limited by the Internal Revenue Code's requirements for qualification as a regulated investment company. In addition, the Fund may not purchase or sell futures contracts or related options for other than bona fide hedging purposes if immediately thereafter the sum of the amount of initial margin deposits on the Fund's existing futures and options on futures and for premiums paid for such related options would exceed 5% of the liquidation value of the Fund's total assets, after taking into account unrealized profits and unrealized losses on any such contracts the Fund has entered into; provided, however, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in computing such 5% limitation.

  CHARACTERISTICS AND PURPOSES OF INTEREST RATE FUTURES

  THE FUND WILL PURCHASE AND SELL FUTURES CONTRACTS PRIMARILY TO HEDGE ITS ACTUAL OR ANTICIPATED HOLDINGS OF U.S. GOVERNMENT SECURITIES. There is generally an inverse relationship between interest rates and bond prices. Generally, when interest rates increase, bond prices will decline; when interest rates decline, bond prices will increase. For example, if the Fund holds cash reserves or short-term debt securities at a time that interest rates are expected to decline, the Fund might purchase futures contracts as a hedge against anticipated increases in the price of the U.S. Government securities that the Fund intends to acquire (an anticipatory hedge).

  CHARACTERISTICS AND PURPOSES OF OPTIONS ON FUTURES CONTRACTS ON U.S. GOVERNMENT SECURITIES

  When an option on a futures contract is exercised, the writer of the option delivers the futures position as well as the accumulated balance in the writer's futures margin account, which represents the amount by which the market price of the futures contract, at exercise, exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option on the futures contract. The Fund will be required to deposit initial and variation margin with respect to options on futures contracts written by it.

  The Fund will purchase put options on futures contracts primarily to hedge its portfolio of U.S. Government securities against the risk of rising interest rates, and the consequent decline in the prices of U.S. Government securities it owns. The Fund will purchase call options on futures contracts to hedge the Fund's portfolio against a possible market advance at a time when the Fund is not fully invested in U.S. Government securities (other than Treasury Bills).

  The Fund also will write call options on futures contracts as a hedge against a modest decline in prices of debt securities held in the Fund's portfolio and to earn additional income. If the futures price at expiration of the option is below the exercise price, the Fund will retain the full amount of the option premium thereby partially hedging against any decline that may have occurred in the Fund's holdings of debt securities. If the futures price when the option is exercised is above the exercise price, however, the Fund will incur a loss, which may be wholly or partially offset by the increase of the value of the securities in the Fund's portfolio which were being hedged.

  Writing a put option on a futures contract serves as a partial hedge against an increase in the value of debt securities the Fund intends to acquire. If the futures price at expiration of the option is above the exercise price, the Fund will retain the full amount of the option premium thereby partially hedging against any increase that may have occurred in the price of the debt securities the Fund intends to acquire. If the futures price when the option is exercised is below the exercise price, however, the Fund will incur a loss, which may be wholly or partially offset by the decrease of the price of the securities the Fund intends to acquire. The Fund will also write options on futures contracts in whole or in part to enhance its current return through the receipt of premium income.

  See "Investment Objective and Policies--Futures Contracts on U.S. Government Securities" in the Statement of Additional Information.

  RISK CONSIDERATIONS


  PARTICIPATION IN THE FUTURES MARKETS INVOLVES INVESTMENT RISKS AND TRANSACTION COSTS TO WHICH THE FUND WOULD NOT BE SUBJECT ABSENT THE USE OF THIS STRATEGY. THE FUND, AND THUS THE INVESTOR, MAY LOSE MONEY THROUGH ANY UNSUCCESSFUL USE OF THIS STRATEGY. If the investment adviser's predictions of movements in the direction of the securities and interest rate markets are inaccurate, the adverse consequences to the Fund may leave the Fund in a worse position than if such strategies were not used. Risks inherent in the use of futures contracts and options on futures contracts include (1) dependence on the investment adviser's ability to predict correctly movements in the direction of interest rates and securities prices; (2) imperfect correlation between the price of futures contracts and options thereon and movements in the prices of the securities being hedged; (3) the fact that skills needed to use these strategies are different from those needed to select portfolio securities; (4) the possible absence of a liquid secondary market for any particular instrument at any time; and (5) the possible inability of the Fund to purchase or sell a portfolio security at a time that otherwise would be favorable for it to do so or the possible need for the Fund to sell a portfolio security at a disadvantageous time, due to the need for the Fund to maintain cover or to segregate securities in connection with hedging transactions. See "Investment Objective and Policies--Futures Contracts on U.S. Government Securities" and "--Options on Futures Contracts" and "Taxes, Dividends and Distributions" in the Statement of Additional Information.


REPURCHASE AGREEMENTS


  The Fund may on occasion enter into repurchase agreements, whereby the seller agrees to repurchase a security from the Fund at a mutually agreed-upon time and price. The repurchase date is usually within a day or two of the original purchase date although it may extend over a number of months. The resale price is in excess of the purchase price, reflecting an agreed-upon rate of return effective for the period of time the Fund's money is invested in the repurchase agreement. The Fund's repurchase agreements will at all times be fully collateralized in an amount at least equal to the resale price. The instruments held as collateral are valued daily and, if the value of instruments declines, the Fund will require additional collateral. If the seller defaults and the value of the collateral securing the repurchase agreement declines, the Fund may incur a loss. The Fund participates in a joint repurchase account with other investment companies managed by PIFM pursuant to an order of the Commission. See "Investment Objective and Policies--Repurchase Agreements" in the Statement of Additional Information.


SECURITIES LENDING

  The Fund may lend its portfolio securities to brokers or dealers, banks or other recognized institutional borrowers of securities, provided that the borrower at all times maintains cash or equivalent collateral or secures a letter of credit in favor of the Fund in an amount equal to at least 100% of the market value of the securities loaned. During the time portfolio securities are on loan, the borrower will pay the Fund an amount equivalent to any dividend or interest paid on such securities and the Fund may invest the cash collateral and earn additional income, or it may receive an agreed-upon amount of interest income from the borrower. As a matter of fundamental policy, the Fund cannot lend more than 30% of the value of its total assets.

WHEN-ISSUED AND DELAYED DELIVERY SECURITIES


  The Fund may purchase or sell U.S. Government securities on a when-issued or delayed delivery basis. When-issued or delayed delivery transactions arise when securities are purchased or sold by the Fund with payment and delivery taking place as much as a month or more in the future in order to secure what is considered to be an advantageous price and yield to the Fund at the time of entering into the transaction. The Fund will maintain in a segregated account cash or other liquid assets, having a value equal to or greater than the Fund's purchase commitments. The securities so purchased are subject to market fluctuation and no interest accrues to the purchaser during the period between purchase and settlement. At the time of delivery of the securities the value may be more or less than the purchase price and an increase in the percentage of the Fund's assets committed to the purchase of securities on a when-issued or delayed delivery basis may increase the volatility of the Fund's NAV.


OTHER INVESTMENT INFORMATION

  The Fund is permitted to use the following investment techniques, although it does not anticipate that any of them will constitute a significant component of its investment program.

  ZERO COUPON BONDS

  The Fund may invest up to 5% of its total assets in zero coupon U.S. Government securities. Zero coupon bonds are purchased at a discount from the face amount because the buyer receives only the right to receive a fixed payment on a certain date in the future and does not receive any periodic interest payments. The effect of owning instruments which do not make current interest payments is that a fixed yield is earned not only on the original investment but also, in effect, on all discount accretion during the life of the obligations. This implicit reinvestment of earnings at the same rate eliminates the risk of being unable to reinvest distributions at a rate as high as the implicit yield on the zero coupon bond, but at the same time eliminates the holder's ability to reinvest at higher rates in the future. For this reason, zero coupon bonds are subject to substantially greater price fluctuations during periods of changing market interest rates than are comparable securities which pay interest currently, which fluctuation increases the longer the period to maturity.

  SHORT SALES AGAINST-THE-BOX


  The Fund may make short sales against-the-box for the purpose of deferring realization of gain or loss for federal income tax purposes. A short sale against-the-box is a short sale in which the Fund owns an equal amount of the securities sold short or securities convertible into or exchangeable, without payment of any further consideration, for securities of the same issue as, and equal in amount to, the securities sold short. The Fund may engage in such short sales only to the extent that not more than 10% of the Fund's net assets (determined at the time of the short sale) are held as collateral for such sales.


  BORROWING


  The Fund may borrow money in an amount up to 20% of the value of its total assets (calculated when the loan is made) for temporary, extraordinary or emergency purposes or for the clearance of transactions. The Fund may pledge up to 20% of the value of its total assets to secure such borrowings. The Fund will not purchase securities when borrowings exceed 5% of the value of its total assets.


  ILLIQUID SECURITIES


  The Fund may hold up to 15% of its net assets in illiquid securities, including repurchase agreements which have a maturity of longer than seven days, securities with legal or contractual restrictions on resale (restricted securities) and securities that are not readily marketable. Restricted securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933, as amended (the Securities Act), and privately placed commercial paper that have a readily available market are not considered illiquid for purposes of this limitation. The Subadviser will monitor the liquidity of such restricted securities under the supervision of the Board of Directors. Investing in Rule 144A securities could, however, have the effect of increasing the level of Fund illiquidity to the extent that qualified institutional buyers become, for a limited time, uninterested in purchasing these securities. Repurchase agreements subject to demand are deemed to have a maturity equal to the applicable notice period.


  When the Fund enters into interest rate swaps on other than a net basis, the entire amount of the Fund's obligations, if any, with respect to such interest rate swaps will be treated as illiquid. To the extent that the Fund enters into interest rate swaps on a net basis, the net amount of the excess, if any, of the Fund's obligations over its entitlements with respect to each interest rate swap will be treated as illiquid.

  REVERSE REPURCHASE AGREEMENTS AND DOLLAR ROLLS

  Reverse repurchase agreements involve sales by the Fund of portfolio assets concurrently with an agreement by the Fund to repurchase the same assets at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on these securities.


  The Fund may enter into dollar rolls in which the Fund sells securities to be issued and delivered in the current month and simultaneously contracts to repurchase substantially similar (same type and coupon) securities on a specified future date from the same party. During the roll period, the Fund forgoes principal and interest paid on the securities. The Fund is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the drop) as well as by the interest earned on the cash proceeds of the initial sale. A covered roll is a specific type of dollar roll for which there is an offsetting cash position or a cash equivalent security position which matures on or before the forward settlement date of the dollar roll transaction. Reverse repurchase agreements and dollar rolls (other than covered rolls) are considered borrowings by the Fund for purposes of the percentage limitations applicable to borrowings. Covered rolls, however, are not treated as borrowings or other senior securities and will be excluded from the calculation of the Fund's borrowings and other senior securities.



  The Fund will establish a segregated account in which it will maintain cash or other liquid assets, equal in value to its obligations in respect of reverse repurchase agreements and dollar rolls. Reverse repurchase agreements and dollar rolls involve the risk that the market value of the securities retained by the Fund may decline below the price of the securities the Fund has sold but is obligated to repurchase under the agreement. In the event the buyer of securities under a dollar roll files for bankruptcy or becomes insolvent, the Fund's use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund's obligation to repurchase the securities.


  INTEREST RATE TRANSACTIONS

  The Fund may enter into interest rate swaps. Interest rate swaps involve the exchange by the Fund with another party of their respective commitments to pay or receive interest, E.G., an exchange of floating rate payments for fixed rate payments. The Fund expects to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of its portfolio or to protect against any increase in the price of securities the Fund anticipates purchasing at a later date. The Fund intends to use these transactions as a hedge and not as a speculative investment. See "Investment Objective and Policies--Interest Rate Transactions" in the Statement of Additional Information.

  PORTFOLIO TURNOVER AND BROKERAGE


  Based on its experience in managing similar investment products, the investment adviser expects that, under normal circumstances, if the Fund writes substantial numbers of options, and those options are exercised, the Fund's portfolio turnover rate may be as high as 250% or higher. Such a rate would significantly exceed that of a fund invested exclusively in U.S. Government securities. See "Investment Objective and Policies--Options Transactions" and "--Portfolio Turnover" in the Statement of Additional Information. While the Fund will pay commissions in connection with its options and futures transactions, U.S. Government securities are generally traded on a net basis with dealers acting as principal for their own accounts without a stated commission. Nevertheless, high portfolio turnover may involve correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by the Fund. See "Portfolio Transactions and Brokerage" in the Statement of Additional Information.


INVESTMENT RESTRICTIONS

  The Fund is subject to certain investment restrictions which, like its investment objective, constitute fundamental policies. Fundamental policies cannot be changed without the approval of the holders of a majority of the Fund's outstanding voting securities, as defined in the Investment Company Act. See "Investment Restrictions" in the Statement of Additional Information.

                            HOW THE FUND IS MANAGED

  THE FUND HAS A BOARD OF DIRECTORS WHICH, IN ADDITION TO OVERSEEING THE ACTIONS OF THE FUND'S MANAGER, SUBADVISER AND DISTRIBUTOR, AS SET FORTH BELOW, DECIDES UPON MATTERS OF GENERAL POLICY. THE FUND'S MANAGER CONDUCTS AND SUPERVISES THE DAILY BUSINESS OPERATIONS OF THE FUND. THE FUND'S SUBADVISER FURNISHES DAILY INVESTMENT ADVISORY SERVICES.


  For the fiscal year ended February 28, 1998, the total expenses as a percentage of average net assets for the Fund's Class A, Class B, Class C and Class Z shares were 0.86%, 1.53%, 1.46% and 0.71%, respectively. See "Financial Highlights."


MANAGER


  PRUDENTIAL INVESTMENTS FUND MANAGEMENT LLC (PIFM OR THE MANAGER), GATEWAY CENTER THREE, 100 MULBERRY STREET, NEWARK, NEW JERSEY 07102-4077, IS THE MANAGER OF THE FUND AND IS COMPENSATED FOR ITS SERVICES AT AN

ANNUAL RATE OF .50 OF 1% OF THE FUND'S AVERAGE DAILY NET ASSETS UP TO $3 BILLION AND .35 OF 1% OF THE AVERAGE DAILY NET ASSETS IN EXCESS OF $3 BILLION. PIFM is organized in New York as a limited liability company. It is the successor to Prudential Mutual Fund Management, Inc., which transferred its assets to PIFM in September 1996. For the fiscal year ended February 28, 1998, the Fund paid management fees to PIFM of .50% of the Fund's average daily net assets. See "Manager" in the Statement of Additional Information.



  As of March 31, 1998, PIFM served as the manager to 43 open-end investment companies, constituting all of the Prudential Mutual Funds, and as manager or administrator to 22 closed-end investment companies with aggregate assets of approximately $64.8 billion.


  UNDER THE MANAGEMENT AGREEMENT WITH THE FUND, PIFM MANAGES THE INVESTMENT OPERATIONS OF THE FUND AND ALSO ADMINISTERS THE FUND'S CORPORATE AFFAIRS. See "Manager" in the Statement of Additional Information.


  UNDER THE SUBADVISORY AGREEMENT BETWEEN PIFM AND THE PRUDENTIAL INVESTMENT CORPORATION (PIC), DOING BUSINESS AS PRUDENTIAL INVESTMENTS (PI, THE SUBADVISER OR THE INVESTMENT ADVISER), THE SUBADVISER FURNISHES INVESTMENT ADVISORY SERVICES IN CONNECTION WITH THE MANAGEMENT OF THE FUND AND IS REIMBURSED BY PIFM FOR ITS REASONABLE COSTS AND EXPENSES INCURRED IN PROVIDING SUCH SERVICES. PIFM continues to have responsibility for all investment advisory services pursuant to the Management Agreement and supervises the Subadviser's performance of such services.



  The current portfolio managers of the Fund are Barbara L. Kenworthy and Sharon Fera. Ms. Kenworthy is a Managing Director and Senior Portfolio Manager and Ms. Fera is a Vice President and Portfolio Manager of Prudential Investments, a business group of PIC. Ms. Kenworthy has managed the Fund's portfolio since July 1994. Ms. Kenworthy joined Prudential Investments in July 1994, having previously been employed by the Dreyfus Corporation (from June 1985 to June
1994), where she served as President and Portfolio Manager for several Dreyfus fixed-income funds. Ms. Kenworthy also serves as the portfolio manager of Prudential Diversified Bond Fund, Inc., and is co-portfolio manager of Prudential Balanced Fund, Prudential Government Securities Trust--Short Intermediate Term Series and Prudential Mortgage Income Fund, Inc. and has 20 years of investment management experience in both U.S. and foreign securities and investment grade and high yield quality bonds. Ms. Kenworthy actively manages the fund's portfolio according to the investment adviser's interest rate outlook. Consistent with the Fund's investment objective and policies, she will, at times, invest in different sectors of the fixed-income markets seeking price discrepancies and more favorable interest rates. The investment adviser conducts extensive analysis of U.S. and overseas markets in an attempt to identify trends in interest rates, supply and demand and economic growth. The portfolio manager then selects the sectors, maturities and individual bonds she believes provide the best value under those conditions. Ms. Kenworthy is assisted by two credit analysis teams, one that specializes in investment grade bonds and one that specializes in high yield bonds. Ms. Fera joined Prudential Investments in May 1996 as a fixed-income portfolio manager. Prior thereto, she was employed by Aetna Life and Casualty (May 1993 to May 1996) as a Portfolio Manager responsible for the fixed-income portion of Aetna's Capital and Surplus Portfolio and as a fixed-income analyst responsible for the Capital Goods and Transportation sectors. Prior to joining Aetna, she was a fixed-income trader at Hartford Life Insurance Company (May 1992 to May 1993) and at Equitable Capital Management Corporation (August 1985 to May 1992). Ms. Fera also serves as the co-manager of Prudential Mortgage Income Fund, Inc. and Prudential Government Securities Trust (Short-Intermediate Term Series).


  PIFM and PIC are wholly-owned subsidiaries of The Prudential Insurance Company of America (Prudential) a major diversified insurance and financial services company.

DISTRIBUTOR


  PRUDENTIAL SECURITIES INCORPORATED (PRUDENTIAL SECURITIES OR THE DISTRIBUTOR), ONE SEAPORT PLAZA, NEW YORK, NEW YORK 10292, IS A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE AND SERVES AS THE DISTRIBUTOR OF THE SHARES OF THE FUND. IT IS AN INDIRECT, WHOLLY-OWNED SUBSIDIARY OF PRUDENTIAL.



  UNDER SEPARATE DISTRIBUTION AND SERVICE PLANS (THE CLASS A PLAN, THE CLASS B PLAN AND THE CLASS C PLAN, COLLECTIVELY, THE PLANS) ADOPTED BY THE FUND UNDER RULE 12B-1 UNDER THE INVESTMENT COMPANY ACT AND A DISTRIBUTION AGREEMENT (THE DISTRIBUTION AGREEMENT), THE DISTRIBUTOR INCURS THE EXPENSES OF DISTRIBUTING THE FUND'S CLASS A, CLASS B AND CLASS C SHARES. THE DISTRIBUTOR ALSO INCURS THE EXPENSES OF DISTRIBUTING THE FUND'S CLASS Z SHARES UNDER THE DISTRIBUTION AGREEMENT, NONE OF WHICH ARE REIMBURSED BY OR PAID FOR BY THE FUND. These expenses include commissions and account servicing fees paid to, or on account of, financial advisers of the Distributor and representatives of

Pruco Securities Corporation (Prusec), an affiliated broker-dealer, commissions and account servicing fees paid to, or on account of, other broker-dealers or financial institutions (other than national banks) which have entered into agreements with the Distributor, advertising expenses, the cost of printing and mailing prospectuses to potential investors and indirect and overhead costs of the Distributor and Prusec associated with the sale of Fund shares, including lease, utility, communications and sales promotion expenses.


  Under the Plans, the Fund is obligated to pay distribution and/or service fees to the Distributor as compensation for its distribution and service activities, not as reimbursement for specific expenses incurred. If the Distributor's expenses exceed its distribution and service fees, the Fund will not be obligated to pay any additional expenses. If the Distributor's expenses are less than such distribution and service fees, it will retain its full fees and realize a profit.


  UNDER THE CLASS A PLAN, THE FUND MAY PAY THE DISTRIBUTOR FOR ITS DISTRIBUTION-RELATED ACTIVITIES WITH RESPECT TO CLASS A SHARES AT AN ANNUAL RATE OF UP TO .30 OF 1% OF THE AVERAGE DAILY NET ASSETS OF THE CLASS A SHARES. The Class A Plan provides that (i) up to .25 of 1% of the average daily net assets of the Class A shares may be used to pay for personal service and/or the maintenance of shareholder accounts (service fee) and (ii) total distribution fees (including the service fee of up to .25 of 1%) may not exceed .30 of 1% of the average daily net assets of the Class A shares. The Distributor has agreed to limit its distribution-related fees payable under the Class A Plan to .15 of 1% of the average daily net assets of the Class A shares for the fiscal year ending February 28, 1999.



  UNDER THE CLASS B PLAN, THE FUND MAY PAY THE DISTRIBUTOR FOR ITS DISTRIBUTION-RELATED ACTIVITIES WITH RESPECT TO CLASS B SHARES AT AN ANNUAL RATE OF UP TO 1% OF THE AVERAGE DAILY NET ASSETS OF THE CLASS B SHARES UP TO $3 BILLION, .80 OF 1% OF THE NEXT $1 BILLION OF SUCH NET ASSETS AND .50 OF 1% OF SUCH NET ASSETS IN EXCESS OF $4 BILLION. The Class B Plan provides for the payment to The Distributor of (i) an asset-based sales charge of up to .75 of 1% of the average daily net assets of the Class B shares up to $3 billion, .55 of 1% of the next $1 billion of such net assets and .25 of 1% of such net assets in excess of $4 billion, and (ii) a service fee of up to .25 of 1% of the average daily net assets of the Class B shares. UNDER THE CLASS C PLAN, THE FUND MAY PAY THE DISTRIBUTOR FOR ITS DISTRIBUTION-RELATED ACTIVITIES WITH RESPECT TO THE CLASS C SHARES AT AN ANNUAL RATE OF UP TO 1% OF AVERAGE DAILY NET ASSETS OF CLASS C SHARES. The Class C Plan provides for the payment to the Distributor of
(i) an asset-based sales charge of up to .75 of 1% of the average daily net assets of the Class C shares, and (ii) a service fee of up to .25 of 1% of the average daily net assets of the Class C shares. The service fee is used to pay for personal service and/or the maintenance of shareholder accounts. The Distributor has agreed to limit its distribution-related fees payable under the Class B Plan to .825 of 1% of the average daily net assets of the Class B shares and under the Class C Plan to .75 of 1% of the average daily net assets of the Class C shares for the fiscal year ending February 28, 1999. The Distributor also receives contingent deferred sales charges from certain redeeming shareholders. See "Shareholder Guide--How to Sell Your Shares--Contingent Deferred Sales Charges."


  Distribution expenses attributable to the sale of Class A, Class B and Class C shares of the Fund will be allocated to each such class based upon the ratio of sales of each such class to the sales of Class A, Class B and Class C shares of the Fund other than expenses allocable to a particular class. The distribution fee and sales charge of one class will not be used to subsidize the sale of another class.


  Each Plan provides that it shall continue in effect from year to year provided that a majority of the Board of Directors of the Fund, including a majority of the Directors who are not interested persons of the Fund (as defined in the Investment Company Act) and who have no direct or indirect financial interest in the operation of the Plan or any agreement related to the Plan (the Rule 12b-1 Directors), vote annually to continue the Plan. Each Plan may be terminated at any time by vote of a majority of the Rule 12b-1 Directors or of a majority of the outstanding shares of the applicable class of the Fund. The Fund will not be obligated to pay distribution and service fees incurred under any plan if it is terminated or not continued.



  In addition to distribution and service fees paid by the Fund under the Class A, Class B and Class C Plans, the Manager (or one of its affiliates) may make payments out of its own resources to dealers (including Prudential Securities) and other persons who distribute shares of the Fund (including Class Z shares). Such payments may be calculated by reference to the NAV of shares sold by such persons or otherwise.



  The Distributor is subject to the rules of the National Association of Securities Dealers, Inc. (the NASD) governing maximum sales charges. See "Distributor" in the Statement of Additional Information.

FEE WAIVERS AND SUBSIDY


  PIFM may from time to time waive all or a portion of its management fee and subsidize all or a portion of the operating expenses of the Fund. Fee waivers and expense subsidies will increase the Fund's total return. See "Performance Information" in the Statement of Additional Information and "Fund Expenses."


PORTFOLIO TRANSACTIONS

  Prudential Securities may act as a broker and/or futures commission merchant for the Fund provided that the commissions, fees or other remuneration it receives are fair and reasonable. See "Portfolio Transactions and Brokerage" in the Statement of Additional Information.

CUSTODIAN AND TRANSFER AND DIVIDEND DISBURSING AGENT

  State Street Bank and Trust Company, One Heritage Drive, North Quincy, Massachusetts 02171, serves as Custodian for the Fund's portfolio securities and cash and, in that capacity, maintains certain financial and accounting books and records pursuant to an agreement with the Fund. Its mailing address is P .O. Box 1713, Boston, Massachusetts 02105.


  Prudential Mutual Fund Services LLC (PMFS or the Transfer Agent), Raritan Plaza One, Edison, New Jersey 08837, serves as Transfer Agent and Dividend Disbursing Agent and in those capacities maintains certain books and records for the Fund. Its mailing address is P .O. Box 15005, New Brunswick, New Jersey 08906-5005. PMFS is a wholly-owned subsidiary of PIFM.



YEAR 2000



  The services provided to the Fund and the shareholders by the Manager, the Distributor, the Transfer Agent and the Custodian depend on the smooth functioning of their computer systems and those of their outside service providers. Many computer software systems in use today cannot distinguish the year 2000 from the year 1900 because of the way dates are encoded and calculated. Such event could have a negative impact on handling securities trades, payments of interest and dividends, pricing and account services. Although at this time, there can be no assurance that there will be no adverse impact on the Fund, the Manager, the Distributor, the Transfer Agent and the Custodian have advised the Fund that they have been actively working on necessary changes to their computer systems to prepare for the year 2000 and expect that their systems, and those of their outside service providers, will be adapted in time for that event.


                         HOW THE FUND VALUES ITS SHARES

  THE FUND'S NET ASSET VALUE PER SHARE OR NAV IS DETERMINED BY SUBTRACTING ITS LIABILITIES FROM THE VALUE OF ITS ASSETS AND DIVIDING THE REMAINDER BY THE NUMBER OF OUTSTANDING SHARES OF THE FUND. NAV IS CALCULATED SEPARATELY FOR EACH CLASS. THE BOARD OF DIRECTORS HAS FIXED THE SPECIFIC TIME OF DAY FOR THE COMPUTATION OF THE FUND'S NAV TO BE AS OF 4:15 P .M., NEW YORK TIME.


  Portfolio securities are valued based on market quotations or, if not readily available, at fair value as determined in good faith under procedures established by the Fund's Board of Directors. For valuation purposes, quotations of foreign securities in a foreign currency are converted to U.S. dollar equivalents. See "Net Asset Value" in the Statement of Additional Information.



  The Fund will compute its NAV once daily on days that the New York Stock Exchange is open for trading except on days on which no orders to purchase, sell or redeem shares have been received by the Fund or days on which changes in the value of the Fund's portfolio securities do not materially affect the NAV.


  Although the legal rights of each class of shares are substantially identical, the different expenses borne by each class will result in different NAVs and dividends. The NAV of Class B and Class C shares will generally be lower than the NAV of Class A shares as a result of the larger distribution-related fee to which Class B and Class C shares are subject. The NAV of Class Z shares will generally be higher than the NAV of the other three classes because Class Z shares are not subject to any distribution and/or service fees. It is expected, however, that the NAV of the four classes will tend to converge immediately after the recording of dividends, if any, which will differ by approximately the amount of the distribution and/or service fee expense accrual differential among the classes.

                      HOW THE FUND CALCULATES PERFORMANCE


  FROM TIME TO TIME THE FUND MAY ADVERTISE ITS YIELD AND TOTAL RETURN (INCLUDING AVERAGE ANNUAL TOTAL RETURN AND AGGREGATE TOTAL RETURN) IN ADVERTISEMENTS AND SALES LITERATURE. YIELD AND TOTAL RETURN ARE CALCULATED SEPARATELY FOR CLASS A, CLASS B, CLASS C AND CLASS Z SHARES. THESE FIGURES ARE BASED ON HISTORICAL EARNINGS AND ARE NOT INTENDED TO INDICATE FUTURE PERFORMANCE. The total return shows how much an investment in the Fund would have increased (decreased) over a specified period of time (I.E., one, five or ten years or since inception of the Fund) assuming that all distributions and dividends by the Fund were reinvested on the reinvestment dates during the period and less all recurring fees. The aggregate total return reflects actual performance over a stated period of time. Average annual total return is a hypothetical rate of return that, if achieved annually, would have produced the same aggregate total return if performance had been constant over the entire period. Average annual total return smooths out variations in performance and takes into account any applicable initial or contingent deferred sales charges. Neither average annual total return nor aggregate total return takes into account any federal or state income taxes which may be payable upon redemption. The yield refers to the income generated by an investment in the Fund over a one-month or 30-day period. This income is then annualized that is, the amount of income generated by the investment during that 30-day period is assumed to be generated each 30-day period for twelve periods and is shown as a percentage of the investment. The income earned on the investment is also assumed to be reinvested at the end of the sixth 30-day period. The Fund also may include comparative performance information in advertising or marketing the Fund's shares. Such performance information may include data from Lipper Analytical Services, Inc., Morningstar Publications, Inc., other industry publications, business periodicals and market indices. See "Performance Information" in the Statement of Additional Information. Further performance information is contained in the Fund's annual and semi-annual reports to shareholders, which may be obtained without charge. See "Shareholder Guide--Shareholder Services--Reports to Shareholders".


                       TAXES, DIVIDENDS AND DISTRIBUTIONS

TAXATION OF THE FUND


  THE FUND HAS QUALIFIED AND INTENDS TO REMAIN QUALIFIED AS A REGULATED INVESTMENT COMPANY UNDER THE INTERNAL REVENUE CODE. ACCORDINGLY, THE FUND WILL NOT BE SUBJECT TO FEDERAL INCOME TAXES ON ITS NET INVESTMENT INCOME AND CAPITAL GAINS, IF ANY, THAT IT DISTRIBUTES TO ITS SHAREHOLDERS. See "Taxes, Dividends and Distributions" in the Statement of Additional Information.


TAXATION OF SHAREHOLDERS


  All dividends out of net investment income, together with distributions of short-term capital gains, will be taxable as ordinary income to the shareholder whether or not reinvested. Any net long-term capital gains (I.E., the excess of net capital gains from the sale of assets held for more than 12 months over net short-term capital losses) distributed to shareholders will be taxable as such to the shareholders, whether or not reinvested and regardless of the length of time a shareholder has owned his or her shares. The maximum capital gains rate for individuals currently is 28% with respect to the securities held by the Fund for more than 12 months, but not more than 18 months, and 20% with respect to securities held by the Fund for more than 18 months. The maximum tax rate for ordinary income is 39.6%. The maximum long-term capital gains rate for corporate shareholders currently is the same as the 35% maximum tax rate for ordinary income.



  Any gain or loss realized upon a sale, exchange or redemption of shares by a shareholder who is not a dealer in securities will be treated as a capital gain. Any such capital gain derived by an individual will be subject to tax at the reduced rates described above depending upon the shareholders holding period of the shares sold. Any such loss will be long-term capital loss if the shares have been held more than one year and otherwise as short-term capital gain or loss. Any loss, however, on the sale, exchange or redemption of shares that are held for six months or less will be treated as a long-term capital loss to the extent of any capital gain distributions received by the shareholder.

  A shareholder who acquires shares of the Fund and sells or otherwise disposes of such shares within 90 days of acquisition may not be allowed to include certain sales charges incurred in acquiring such shares for purposes of calculating gain or loss realized upon a sale or exchange of shares of the Fund.


  The Fund has obtained opinions of counsel to the effect that neither (i) the conversion of Class B shares into Class A shares nor (ii) the exchange of any class of the Fund's shares for any other class of its shares constitutes a taxable event for federal income tax purposes. However, such opinions are not binding on the Internal Revenue Service.


WITHHOLDING TAXES

  Under the Internal Revenue Code, the Fund is required to withhold and remit to the U.S. Treasury 31% of dividends, capital gain income and redemption proceeds payable to individuals and certain noncorporate shareholders who fail to furnish correct tax identification numbers on IRS Form W-9 (or IRS Form W-8 in the case of certain foreign shareholders) with the required certifications regarding the shareholder's status under federal income tax law.


  Dividends of net investment income and short-term capital gains to a foreign shareholder will generally be subject to U.S. withholding tax at the rate of 30% (or lower treaty rate).



  Shareholders are advised to consult their own tax advisers regarding specific questions as to federal, state or local taxes. See "Taxes, Dividends and Distributions" in the Statement of Additional Information.


DIVIDENDS AND DISTRIBUTIONS


  THE FUND EXPECTS TO DECLARE DAILY AND PAY MONTHLY DIVIDENDS OF NET INVESTMENT INCOME, IF ANY, AND MAKE DISTRIBUTIONS AT LEAST ANNUALLY OF ANY NET CAPITAL GAINS. In determining the amount of capital gains to be distributed, the amount of any capital loss carryforwards from prior years will be offset against capital gains. As of February 28, 1998, the Fund had a capital loss carryforward for federal income tax purposes of approximately $131,130,000. Accordingly, no capital gains distribution is expected to be paid to shareholders until net gains have been realized in excess of such carryforward. Dividends paid by the Fund with respect to each class of shares, to the extent any dividends are paid, will be calculated in the same manner, at the same time, on the same day and will be in the same amount except that Class A, Class B and Class C shares will bear their own distribution charges, generally resulting in lower dividends for Class B and Class C shares in relation to Class A and Class Z shares and lower dividends for Class A shares in relation to Class Z shares. Distributions of net capital gains, if any, will be paid in the same amount for each class of shares. See "How the Fund Values its Shares."



  Shares will begin earning daily dividends on the day following the date on which the shares are issued, the date of issuance customarily being the settlement date. Shares continue to earn daily dividends until they are redeemed. In the event an investor redeems all the shares in his or her account at any time during the month, all daily dividends declared to the date of redemption will be paid at the time of redemption.



  DIVIDENDS AND DISTRIBUTIONS WILL BE PAID IN ADDITIONAL FUND SHARES, BASED ON THE NAV OF EACH CLASS ON THE PAYMENT AND RECORD DATE, RESPECTIVELY, OR SUCH OTHER DATE AS THE BOARD OF DIRECTORS MAY DETERMINE, UNLESS THE SHAREHOLDER ELECTS IN WRITING NOT LESS THAN FIVE BUSINESS DAYS PRIOR TO THE PAYMENT DATE TO RECEIVE SUCH DIVIDENDS AND DISTRIBUTIONS IN CASH. Such election should be submitted to Prudential Mutual Fund Services LLC, Attention: Account Maintenance, P .O. Box 15015, New Brunswick, New Jersey 08906-5015. The Fund will notify each shareholder after the close of the Fund's taxable year of both the dollar amount and the taxable status of that year's dividends and distributions on a per share basis. To the extent that, in a given year, distributions to shareholders exceed recognized net investment income and recognized short-term and long-term capital gains for the year, shareholders will receive a return of capital in respect of such year and, in an annual statement, will be notified of the amount of any return of capital for such year. Any distributions paid shortly after a purchase by an investor will have the effect of reducing the NAV of the investor's shares by the per share amount of the distributions. Such distributions, although in effect a return of invested principal, are subject to federal income taxes. Accordingly, prior to purchasing shares of the Fund, an investor should carefully consider the impact of capital gains distributions which are expected to be or have been announced. If you hold shares through Prudential Securities you should contact your financial adviser to elect to receive dividends and distributions in cash.



  WHEN THE FUND GOES EX-DIVIDEND, ITS NAV IS REDUCED BY THE AMOUNT OF THE DIVIDEND OR DISTRIBUTION. IF YOU BUY SHARES JUST PRIOR TO THE EX-DIVIDEND DATE (WHICH GENERALLY OCCURS FOUR BUSINESS DAYS PRIOR TO THE RECORD DATE) THE

PRICE YOU PAY WILL INCLUDE THE DIVIDEND OR DISTRIBUTION AND A PORTION OF YOUR INVESTMENT WILL BE RETURNED TO YOU AS A TAXABLE DISTRIBUTION. YOU SHOULD, THEREFORE, CONSIDER THE TIMING OF DIVIDENDS AND DISTRIBUTIONS WHEN MAKING YOUR PURCHASES.


                              GENERAL INFORMATION

DESCRIPTION OF COMMON STOCK

  THE FUND WAS INCORPORATED IN MARYLAND ON APRIL 8, 1983. THE FUND IS AUTHORIZED TO ISSUE TWO BILLION SHARES OF COMMON STOCK, $.01 PAR VALUE PER SHARE, DIVIDED INTO FOUR CLASSES, DESIGNATED CLASS A, CLASS B, CLASS C AND CLASS Z COMMON STOCK, EACH OF WHICH CONSISTS OF 500 MILLION AUTHORIZED SHARES. Each class of common stock represents an interest in the same assets of the Fund and is identical in all respects except that, (i) each class is subject to different sales charges and distribution and/or service fees (except for Class Z shares which are not subject to any distribution and/or service fees) which may affect performance, (ii) each class has exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement and has separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class, (iii) each class has a different exchange privilege, (iv) only Class B shares have a conversion feature and (v) Class Z shares are offered exclusively for sale to a group of limited investors. See "How the Fund is Managed--Distributor." In accordance with the Fund's Articles of Incorporation, the Board of Directors may authorize the creation of additional series of common stock and classes within such series, with such preferences, privileges, limitations and voting and dividend rights as the Board may determine. Currently, the Fund is offering four classes, designated as Class A, Class B, Class C and Class Z shares.

  The Board of Directors may increase or decrease the number of authorized shares without approval by shareholders. Shares of the Fund, when issued, are fully paid, nonassessable, fully transferable and redeemable at the option of the holder. Shares are also redeemable at the option of the Fund under certain circumstances as described under "Shareholder Guide--How to Sell Your Shares." Each share of each class of common stock is equal as to earnings, assets and voting privileges, except as noted above, and each class (with the exception of Class Z shares, which are not subject to any distribution or service fees) bears the expenses related to the distribution of its shares. Except for the conversion feature applicable to the Class B shares, there are no conversion, preemptive or other subscription rights. In the event of liquidation, each share of common stock of the Fund is entitled to its portion of all of the Fund's assets after all debt and expenses of the Fund have been paid. Since Class B and Class C shares generally bear higher distribution expenses than Class A shares, the liquidation proceeds to shareholders of those classes are likely to be lower than to Class A shareholders and to Class Z shareholders, whose shares are not subject to any distribution and/ or service fees. The Fund's shares do not have cumulative voting rights for the election of Directors.

  THE FUND DOES NOT INTEND TO HOLD ANNUAL MEETINGS OF SHAREHOLDERS UNLESS OTHERWISE REQUIRED BY LAW. THE FUND WILL NOT BE REQUIRED TO HOLD MEETINGS OF SHAREHOLDERS UNLESS, FOR EXAMPLE, THE ELECTION OF DIRECTORS IS REQUIRED TO BE ACTED ON BY SHAREHOLDERS UNDER THE INVESTMENT COMPANY ACT. SHAREHOLDERS HAVE CERTAIN RIGHTS, INCLUDING THE RIGHT TO CALL A MEETING UPON A VOTE OF 10% OF THE FUND'S OUTSTANDING SHARES FOR THE PURPOSE OF VOTING ON THE REMOVAL OF ONE OR MORE DIRECTORS OR TO TRANSACT ANY OTHER BUSINESS.

ADDITIONAL INFORMATION


  This Prospectus, including the Statement of Additional Information which has been incorporated by reference herein, does not contain all the information set forth in the Registration Statement filed by the Fund with the Commission under the Securities Act of 1933. Copies of the Registration Statement may be obtained at a reasonable charge from the Commission or may be examined, without charge, at the office of the Commission in Washington, D.C.

                               SHAREHOLDER GUIDE

HOW TO BUY SHARES OF THE FUND


  YOU MAY PURCHASE SHARES OF THE FUND THROUGH THE DISTRIBUTOR, PRUSEC OR DIRECTLY FROM THE FUND, THROUGH ITS TRANSFER AGENT, PRUDENTIAL MUTUAL FUND SERVICES LLC (PMFS OR THE TRANSFER AGENT), ATTENTION: INVESTMENT SERVICES, P.O. BOX 15020, NEW BRUNSWICK, NEW JERSEY 08906-5020. The purchase price is the NAV next determined following receipt of an order by the Transfer Agent or the Distributor plus a sales charge which, at your option, may be imposed either (i) at the time of purchase (Class A shares) or (ii) on a deferred basis (Class B or Class C shares). Class Z shares are offered to a limited group of investors at NAV without any sales charge. Participants in programs sponsored by Prudential Retirement Services should contact their client representative for more information about Class Z shares. Payments may be made by cash, wire, check or through your brokerage account. See "Alternative Purchase Plan" below. See also "How the Fund Values its Shares."


  The minimum initial investment for Class A and Class B shares is $1,000 per class and $5,000 for Class C shares. There is no minimum investment requirement for Class Z shares. The minimum subsequent investment is $100 for all classes, except for Class Z shares, for which there is no such minimum. All minimum investment requirements are waived for certain retirement and employee savings plans or custodial accounts for the benefit of minors. For purchases made through the Automatic Savings Accumulation Plan, the minimum initial and subsequent investment is $50. See "Shareholder Services" below.

  Application forms can be obtained from PMFS, Prudential Securities or Prusec. If a stock certificate is desired, it must be requested in writing for each transaction. Certificates are issued only for full shares. Shareholders who hold their shares through Prudential Securities will not receive stock certificates.

  The Fund reserves the right to reject any purchase order (including an exchange into the Fund) or to suspend or modify the continuous offering of its shares. See "How to Sell Your Shares."

  Your dealer is responsible for forwarding payment promptly to the Fund. The Distributor reserves the right to cancel any purchase order for which payment has not been received by the fifth business day following the investment.

  Transactions in Fund shares may be subject to postage and handling charges imposed by your dealer.

  PURCHASE BY WIRE. For an initial purchase of shares of the Fund by wire, you must first telephone PMFS at (800) 225-1852 (toll-free) to receive an account number. The following information will be requested: your name, address, tax identification number, class election, dividend distribution election, amount being wired and wiring bank. Instructions should then be given by you to your bank to transfer funds by wire to State Street Bank and Trust Company, Boston, Massachusetts, Custody and Shareholder Services Division, Attention: Prudential Government Income Fund, Inc., specifying on the wire the account number assigned by PMFS and your name and identifying the class in which you are eligible to invest (Class A, Class B, Class C or Class Z shares).

  If you arrange for receipt by State Street of Federal Funds prior to 4:15
P .M., New York time, on a business day, you may purchase shares of the Fund as of that day. See "Net Asset Value" in the Statement of Additional Information.

  In making a subsequent purchase order by wire, you should wire State Street directly and should be sure that the wire specifies Prudential Government Income Fund, Inc., Class A, Class B, Class C or Class Z shares and your name and individual account number. It is not necessary to call PMFS to make subsequent purchase orders utilizing Federal Funds. The minimum amount which may be invested by wire is $1,000.

ALTERNATIVE PURCHASE PLAN

  THE FUND OFFERS FOUR CLASSES OF SHARES (CLASS A, CLASS B, CLASS C AND CLASS Z) WHICH ALLOWS YOU TO CHOOSE THE MOST BENEFICIAL SALES CHARGE STRUCTURE FOR YOUR INDIVIDUAL CIRCUMSTANCES GIVEN THE AMOUNT OF THE PURCHASE, THE LENGTH OF TIME YOU EXPECT TO HOLD THE SHARES AND OTHER RELEVANT CIRCUMSTANCES (THE ALTERNATIVE PURCHASE PLAN).

                                                            ANNUAL 12B-1 FEES
                                                           (AS A % OF AVERAGE
                        SALES CHARGE                        DAILY NET ASSETS)                     OTHER INFORMATION
             -----------------------------------   -----------------------------------   -----------------------------------
CLASS A      Maximum initial sales charge of 4%    .30 of 1% (Currently being charged    Initial sales charge waived or
             of the public offering price          at a rate of .15 of 1%)               reduced for certain purchases

CLASS B      Maximum contingent deferred sales     1% (Currently being charged at a      Shares convert to Class A shares
             charge or CDSC of 5% of the lesser    rate of .825 of 1%)                   approximately seven years after
             of the amount invested or the                                               purchase
             redemption proceeds; declines to
             zero after six years

CLASS C      Maximum CDSC of 1% of the lesser of   1% (Currently being charged at a      Shares do not convert to another
             the amount invested or the            rate of .75 of 1%)                    class
             redemption proceeds on redemptions
             made within one year of purchase

CLASS Z      None                                  None                                  Sold to a limited group of
                                                                                         investors

  The four classes of shares represent an interest in the same portfolio of investments of the Fund and have the same rights, except that (i) each class is subject to different sales charges and distribution and/or service fees (with the exception of Class Z shares, which are not subject to any distribution or service fees), which may affect performance, (ii) each class has exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement and has separate voting rights on any matter submitted to shareholders in which the interests of one class differs from the interests of any other class and (iii) only Class B shares have a conversion feature. The four classes also have separate exchange privileges. See "How to Exchange Your Shares" below. The income attributable to each class and the dividends payable on the shares of each class will be reduced by the amount of the distribution fee (if any) of each class. Class B and Class C shares bear the expenses of a higher distribution fee which will generally cause them to have higher expense ratios and to pay lower dividends than the Class A and Class Z shares.

  Financial advisers and other sales agents who sell shares of the Fund will receive different compensation for selling Class A, Class B, Class C and Class Z shares and will generally receive more compensation initially for selling Class A and Class B shares than for selling Class C or Class Z shares.

  IN SELECTING A PURCHASE ALTERNATIVE, YOU SHOULD CONSIDER, AMONG OTHER THINGS,
(1) the length of time you expect to hold your investment, (2) the amount of any applicable sales charge (whether imposed at the time of purchase or redemption) and distribution-related fees, as noted above, (3) whether you qualify for any reduction or waiver of any applicable sales charge, (4) the various exchange privileges among the different classes of shares (see "How to Exchange Your Shares" below) and (5) that Class B shares automatically convert to Class A shares approximately seven years after purchase (see "Conversion Feature--Class B Shares" below).

  The following is provided to assist you in determining which method of purchase best suits your individual circumstances and is based on current fees and expenses being charged to the Fund:

  If you intend to hold your investment in the Fund for less than 7 years and do not qualify for a reduced sales charge on Class A shares, since Class A shares are subject to a maximum initial sales charge of 4% and Class B shares are subject to a CDSC of 5% which declines to zero over a 6 year period, you should consider purchasing Class C shares over either Class A or Class B shares.

  If you intend to hold your investment for 7 years or more and do not qualify for a reduced sales charge on Class A shares, since Class B shares convert to Class A shares approximately 7 years after purchase and because all of your money would be invested initially in the case of Class B shares, you should consider purchasing Class B shares over either Class A or Class C shares.

  If you qualify for a reduced sales charge on Class A shares, it may be more advantageous for you to purchase Class A shares over either Class B or Class C shares regardless of how long you intend to hold your investment. However, unlike Class B and Class C shares, you would not have all of your money invested initially because the sales charge on Class A shares is deducted at the time of purchase.


  If you do not qualify for a reduced sales charge on Class A shares and you purchase Class B or Class C shares, you would have to hold your investment for more than 5 years in the case of Class B shares and 6 years in the case of Class C shares for the higher cumulative annual distribution-related fee on those shares to exceed the initial sales charge plus cumulative annual distribution-related fee on Class A shares. This does not take into account the time value of money, which further reduces the impact of the higher Class B or Class C distribution-related fee on the investment, fluctuations in NAV, the effect of the return on the investment over this period of time or redemptions when the CDSC is applicable.


  ALL PURCHASES OF $1 MILLION OR MORE, EITHER AS PART OF A SINGLE INVESTMENT OR UNDER RIGHTS OF ACCUMULATION OR LETTERS OF INTENT, MUST BE FOR CLASS A SHARES UNLESS THE PURCHASER IS ELIGIBLE TO PURCHASE CLASS Z SHARES. See "Reduction and Waiver of Initial Sales Charges" and "Class Z Shares" below.

  CLASS A SHARES

  The offering price of Class A shares for investors choosing the initial sales charge alternative is the next determined NAV plus a sales charge (expressed as a percentage of the offering price and of the amount invested) as shown in the following table:

                                    SALES CHARGE AS   SALES CHARGE AS   DEALER CONCESSION
                                     PERCENTAGE OF     PERCENTAGE OF    AS PERCENTAGE OF
             AMOUNT OF PURCHASE     OFFERING PRICE    AMOUNT INVESTED    OFFERING PRICE
          ------------------------  ---------------   ---------------   -----------------
          $0 to $49,999                     4.00%             4.17%              3.75%
          $50,000 to $99,999                3.50              3.83               3.25
          $100,000 to $249,999              2.75              2.83               2.50
          $250,000 to $499,999              2.00              2.04               1.90
          $500,000 to $999,999              1.50              1.52               1.40
          $1,000,000 and above           None              None               None

  The Distributor may reallow the entire initial sales charge to dealers. Selling dealers may be deemed to be underwriters, as that term is defined in the Securities Act.


  In connection with the sale of Class A shares at NAV (without payment of an initial sales charge), the Manager, the Distributor or one of their affiliates will pay dealers, financial advisers and other persons which distribute shares a finders' fee based on a percentage of the NAV shares sold by such persons.


  REDUCTION AND WAIVER OF INITIAL SALES CHARGES. Reduced sales charges are available through Rights of Accumulation and Letters of Intent. Shares of the Fund and shares of other Prudential Mutual Funds (excluding money market funds other than those acquired pursuant to the exchange privilege) may be aggregated to determine the applicable reduction. See "Purchase and Redemption of Fund Shares--Reduction and Waiver of Initial Sales Charges--Class A Shares" in the Statement of Additional Information.

  BENEFIT PLANS. Class A shares may be purchased at NAV, without payment of an initial sales charge, by pension, profit-sharing or other employee benefit plans qualified under Section 401 of the Internal Revenue Code and deferred compensation and annuity plans under Sections 457 and 403(b)(7) of the Internal Revenue Code (collectively, Benefit Plans), provided that the Benefit Plan has existing assets of at least $1 million invested in shares of Prudential Mutual Funds (excluding money market funds other than those acquired pursuant to the exchange privilege) or 250 eligible employees or participants. In the case of Benefit Plans whose accounts are held directly with the Transfer Agent or Prudential Securities and for which the Transfer Agent or Prudential Securities does individual account recordkeeping (Direct Account Benefit Plans) and Benefit Plans sponsored by Prudential Securities or its subsidiaries (Prudential Securities or Subsidiary Prototype Benefit Plans), Class A shares may be purchased at NAV by participants who are repaying loans made from such plans to the participant.



  PRUDENTIAL RETIREMENT PROGRAMS. Class A shares may be purchased at NAV by certain savings, retirement and deferred compensation plans, qualified or non-qualified under the Internal Revenue Code, for which Prudential serves as the plan administrator or recordkeeper, provided that (i) the plan has at least $1 million in existing assets or 250 eligible employees and (ii) the Fund is an available investment option. These plans include pension, profit-sharing, stock-bonus or other employee benefit plans under Section 401 of the Internal Revenue Code, deferred compensation and annuity plans under Sections 457 or 403(b)(7) of the Internal Revenue Code and plans that participate in the Transfer Agent's PruArray and SmartPath Programs (benefit plan recordkeeping services) (hereafter referred to as a PruArray or SmartPath Plan). All plans of a company for which Prudential serves as plan administrator or recordkeeper are aggregated in meeting the $1 million threshold. The term existing assets as used herein includes stock issued by a plan sponsor, shares of Prudential Mutual Funds and shares of certain unaffiliated mutual funds that participate in the PruArray or SmartPath Program (Participating Funds). Existing Assets also include monies invested in The Guaranteed Interest Account (GIA), a group annuity insurance product issued by Prudential, and units of The Stable Value Fund (SVF), an unaffiliated bank collective fund. Class A shares may also be purchased at NAV by plans that have monies invested in GIA and SVF, provided (i) the purchase is made with the proceeds of a redemption from either GIA or SVF and (ii) Class A shares are an investment option of the plan.



  PRUARRAY ASSOCIATION BENEFIT PLANS. Class A shares are also offered at NAV to Benefit Plans or non-qualified plans sponsored by employers which are members of a common trade, professional or membership association (Association) that participate in the PruArray Program provided that the Association enters into a written agreement with Prudential. Such Benefit Plans or non-qualified plans may purchase Class A shares at NAV without regard to the assets or number of participants in the individual employer's qualified Plan(s) or non-qualified Plans so long as the employers in the Association (i) have retirement plan assets in the aggregate of at least $1 million or 250 participants in the aggregate and (ii) maintain their accounts with the Transfer agent.



  PRUARRAY SAVINGS PROGRAM. Class A shares are also offered at NAV to employees of companies that enter into a written agreement with Prudential Retirement Services to participate in the PruArray Savings Program. Under this Program, a limited number of Prudential Mutual Funds are available for purchase at NAV by Individual Retirement Accounts and Savings Accumulation Plans of the company's employees. The Program is available only to (i) employees who open an IRA or Savings Accumulation Plan account with the Transfer agent and (ii) spouses of employees who open an IRA account with the Transfer agent. The program is offered to companies that have at least 250 eligible employees.


  SPECIAL RULES APPLICABLE TO RETIREMENT PLANS. After a Benefit Plan, or PruArray or SmarthPath Plan qualifies to purchase Class A shares at NAV, all subsequent purchases will be made at NAV.


  OTHER WAIVERS. In addition, Class A shares may be purchased at NAV, through Prudential Securities or the Transfer Agent, by the following persons: (a) officers of the Prudential Mutual Funds (including the Fund), (b) employees of Prudential Securities and PIFM and their subsidiaries and members of the families of such persons who maintain an employee related account at Prudential Securities or the Transfer Agent, (c) employees of subadvisers of the Prudential Mutual Funds provided that purchases at NAV are permitted by such person's employer, (d) Prudential employees and special agents of Prudential and its subsidiaries and all persons who have retired directly from active service with Prudential or one of its subsidiaries, (e) registered representatives and employees of dealers who have entered into a selected dealer agreement with Prudential Securities provided that purchases at NAV are permitted by such person's employer, (f) investors who have a business relationship with a financial adviser who joined Prudential Securities from another investment firm, provided that (i) the purchase is made within 90 days of the commencement of the financial adviser's employment at Prudential Securities, (ii) the purchase is made with proceeds of a redemption of shares of any open-end, non-money market fund sponsored by the financial adviser's previous employer (other than a fund which imposes a distribution or service fee of .25 of 1% or less) and (iii) the financial adviser served as the client's broker on the previous purchase and (g) investors in Individual Retirement Accounts, provided the purchase is made with the proceeds of a tax-free rollover of assets from a Benefit Plan for which Prudential Investments serves as the recordkeeper or administrator.



  You must notify the Transfer Agent either directly or through Prudential Securities or Prusec at the time of purchase that you are entitled to a reduction or waiver of the sales charge. The reduction or waiver will be granted subject to confirmation of your entitlement. No initial sales charges are imposed upon Class A shares acquired upon the reinvestment of dividends and distributions. See "Purchase and Redemption of Fund Shares--Reduction and Waiver of Initial Sales Charges--Class A Shares" in the Statement of Additional Information.

  CLASS B AND CLASS C SHARES


  The offering price of Class B and Class C shares for investors choosing one of the deferred sales charge alternatives is the NAV next determined following receipt of an order by the Transfer Agent or Prudential Securities. Although there is no sales charge imposed at the time of purchase, redemptions of Class B and Class C shares may be subject to a CDSC. See "How to Sell Your Shares--Contingent Deferred Sales Charges." The Distributor will pay, from its own resources, sales commissions of up to 4% of the purchase price of Class B shares to dealers, financial advisers and other persons who sell Class B shares at the time of sale from its own resources. This facilitates the ability of the Fund to sell the Class B shares without an initial sales charge being deducted at the time of purchase. The Distributor anticipates that it will recoup its advancement of sales commissions from the combination of the CDSC and the distribution fee. See "How the Fund is Managed--Distributor." In connection with the sale of Class C shares, the Distributor will pay, from its own resources, dealers, financial advisers and other persons which distribute Class C shares a sales commission of up to 1% of the purchase price at the time of the sale.


  CLASS Z SHARES


  Class Z shares of the Fund are currently available for purchase by the following categories of investors:



  (i) pension, profit-sharing or other employee benefit plans qualified under
Section 401 of the Internal Revenue Code, deferred compensation plans and annuity plans under Sections 457 and 403(b)(7) of the Internal Revenue Code, and non-qualified plans for which the Fund is an available option (collectively, Benefit Plans), provided that such Benefit Plans (in combination with other plans sponsored by the same employer or group of related employers) have at least $50 million in defined contribution assets; (ii) participants in any fee-based program or trust program or trust program sponsored by Prudential Securities, The Prudential Savings Bank, F.S.B. or any affiliate which includes mutual funds as investment options and for which the Fund is an available option; (iii) certain participants in the MEDLEY Program (group variable annuity contracts) sponsored by Prudential for whom Class Z shares of the Prudential Mutual Funds are an available investment option; (iv) Benefit Plans for which Prudential Retirement Services serves as record keeper and, as of September 20, 1996, (a) were Class Z shareholders of the Prudential Mutual Funds, or (b) executed a letter of intent to purchase Class Z shares of the Prudential Mutual Funds; (v) current and former Directors/Trustees of the Prudential Mutual Funds (including the Fund); and (vi) employees of Prudential and/or Prudential Securities who participate in a Prudential-sponsored employee saving plan.



  In connection with the sale of Class Z shares, the Manager, the Distributor or one of their affiliates may pay dealers, financial advisers and other persons which distribute shares a finders' fee, from its own resources, based on a percentage of the NAV sold by such persons.


HOW TO SELL YOUR SHARES


  YOU CAN REDEEM YOUR SHARES AT ANY TIME AT THE NAV NEXT DETERMINED AFTER THE REDEMPTION REQUEST IS RECEIVED IN PROPER FORM BY THE TRANSFER AGENT OR PRUDENTIAL SECURITIES. SEE "HOW THE FUND VALUES ITS SHARES." In certain cases, however, redemption proceeds will be reduced by the amount of any applicable CDSC, as described below. See "Waiver of Contingent Deferred Sales Charges--Class B Shares."



  IF YOU HOLD SHARES OF THE FUND THROUGH PRUDENTIAL SECURITIES, YOU MUST REDEEM YOUR SHARES THROUGH PRUDENTIAL SECURITIES. PLEASE CONTACT YOUR PRUDENTIAL SECURITIES FINANCIAL ADVISER. IF YOU HOLD SHARES IN NON-CERTIFICATE FORM, A WRITTEN REQUEST FOR REDEMPTION SIGNED BY YOU EXACTLY AS THE ACCOUNT IS REGISTERED IS REQUIRED. IF YOU HOLD CERTIFICATES, THE CERTIFICATES, SIGNED IN THE NAME(S) SHOWN ON THE FACE OF THE CERTIFICATES, MUST BE RECEIVED BY THE TRANSFER AGENT IN ORDER FOR THE REDEMPTION REQUEST TO BE PROCESSED. IF REDEMPTION IS REQUESTED BY A CORPORATION, PARTNERSHIP, TRUST OR FIDUCIARY, WRITTEN EVIDENCE OF AUTHORITY ACCEPTABLE TO THE TRANSFER AGENT MUST BE SUBMITTED BEFORE SUCH REQUEST WILL BE ACCEPTED. All correspondence and documents concerning redemptions should be sent to the Fund in care of its Transfer Agent, Prudential Mutual Fund Services LLC, Attention: Redemption Services, P .O. Box 15010, New Brunswick, New Jersey 08906-5010.

  If the proceeds of the redemption (a) exceed $50,000, (b) are to be paid to a person other than the record owner, (c) are to be sent to an address other than the address on the Transfer Agent's records, or (d) are to be paid to a corporation, partnership, trust or fiduciary, the signature(s) on the redemption request and on the certificates, if any, or stock power must be guaranteed by an eligible guarantor institution. An eligible guarantor institution includes any bank, broker, dealer or credit union. The Transfer Agent reserves the right to request additional information from, and make reasonable inquiries of, any eligible guarantor institution. For clients of Prusec, a signature guarantee may be obtained from the agency or office manager of most Prudential Insurance and Financial Services or Prudential Preferred Financial Services Offices. In the case of redemptions from a PruArray or SmartPath Plan, if the proceeds of the redemption are invested in another investment option of the Plan in the name of the record holder and at the same address as reflected in the Transfer Agent's records, a signature guarantee is not required.



  PAYMENT FOR SHARES PRESENTED FOR REDEMPTION WILL BE MADE BY CHECK WITHIN SEVEN DAYS AFTER RECEIPT BY THE TRANSFER AGENT OF THE CERTIFICATE AND/OR WRITTEN REQUEST EXCEPT AS INDICATED BELOW. IF YOU HOLD SHARES THROUGH PRUDENTIAL SECURITIES, PAYMENT FOR SHARES PRESENTED FOR REDEMPTION WILL BE CREDITED TO YOUR PRUDENTIAL SECURITIES ACCOUNT, UNLESS YOU INDICATE OTHERWISE. Such payment may be postponed or the right of redemption suspended at times (a) when the New York Stock Exchange is closed for other than customary weekends and holidays, (b) when trading on such Exchange is restricted, (c) when an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Fund fairly to determine the value of its net assets, or (d) during any other period when the Commission, by order, so permits; provided that applicable rules and regulations of the Commission shall govern as to whether the conditions prescribed in (b), (c) or
(d) exist.



  PAYMENT FOR REDEMPTION OF RECENTLY PURCHASED SHARES WILL BE DELAYED UNTIL THE FUND OR ITS TRANSFER AGENT HAS BEEN ADVISED THAT THE PURCHASE CHECK HAS BEEN HONORED, UP TO 10 CALENDAR DAYS FROM THE TIME OF RECEIPT OF THE PURCHASE CHECK BY THE TRANSFER AGENT. SUCH DELAY MAY BE AVOIDED BY PURCHASING SHARES BY WIRE OR BY CERTIFIED OR CASHIER'S CHECK.



  REDEMPTION IN KIND. If the Board of Directors determines that it would be detrimental to the best interests of the remaining shareholders of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price in whole or in part by a distribution in kind of securities from the investment portfolio of the Fund, in lieu of cash, in conformity with applicable rules of the Commission. Securities will be readily marketable and will be valued in the same manner as in a regular redemption. See "How the Fund Values Its Shares." If your shares are redeemed in kind, you would incur transaction costs in converting the assets into cash. The Fund, however, has elected to be governed by Rule 18f-1 under the Investment Company Act, under which the Fund is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of the NAV of the Fund during any 90-day period for any one shareholder.



  INVOLUNTARY REDEMPTION. In order to reduce expenses of the Fund, the Board of Directors may redeem all of the shares of any shareholder, other than a shareholder which is an IRA or other tax-deferred retirement plan, whose account has a NAV of less than $500 due to a redemption. The Fund will give such shareholders 60 days' prior written notice in which to purchase sufficient additional shares to avoid such redemption. No CDSC will be imposed on any involuntary redemption.



  90-DAY REPURCHASE PRIVILEGE. If you redeem your shares and have not previously exercised the repurchase privilege, you may reinvest any portion or all of the proceeds of such redemption in shares of the Fund at the NAV next determined after the order is received, which must be within 90 days after the date of the redemption. Any contingent deferred sales charge or CDSC paid in connection with such redemption will be credited (in shares) to your account. If less than a full repurchase is made, the credit will be on a PRO RATA basis. You must notify the Transfer Agent, either directly or through Prudential Securities, at the time the repurchase privilege is exercised to adjust your account for the CDSC you previously paid. Thereafter, any redemptions will be subject to the CDSC applicable at the time of the redemption. See "Contingent Deferred Sales Charges" below. Exercise of the repurchase privilege may affect federal tax treatment of any gain or loss realized upon redemption.


  CONTINGENT DEFERRED SALES CHARGES


  Redemptions of Class B shares will be subject to a CDSC declining from 5% to zero over a six-year period. Class C shares redeemed within one year of purchase will be subject to a 1% CDSC. The CDSC will be deducted from the redemption proceeds and reduce the amount paid to you. The CDSC will be imposed on any redemptions by you which reduces the current value of your Class B or Class C shares to an amount which is lower than the amount of all payments by you for shares during the preceding six years, in the case of Class B shares, and one year, in the case of Class C shares. A CDSC will be applied on the lesser of the original purchase price or the current value of the shares being redeemed. Increases in the value of your shares or shares acquired through reinvestment of dividends or distributions are not subject to a CDSC. The amount of any CDSC will be paid to and retained by the Distributor. See "How the Fund is Managed--Distributor" and "Waiver of Contingent Deferred Sales Charges--Class B Shares" below.


  The amount of the CDSC, if any, will vary depending on the number of years from the time of payment for the purchase of shares until the time of redemption of such shares. Solely for purposes of determining the number of years from the time of any payment for the purchase of shares, all payments during a month will be aggregated and deemed to have been made on the last day of the month. The CDSC will be calculated from the first day of the month after the initial purchase, excluding the time shares were held in a money market fund. See "How to Exchange Your Shares."

  The following table sets forth the rates of the CDSC applicable to redemptions of Class B shares.

                                                     CONTINGENT DEFERRED
                                                            SALES
                                                    CHARGE AS A PERCENTAGE
YEAR SINCE PURCHASE                                 OF DOLLARS INVESTED OR
PAYMENT MADE                                         REDEMPTION PROCEEDS
--------------------------------------------------  ----------------------
First.............................................             5.0%
Second............................................             4.0
Third.............................................             3.0
Fourth............................................             2.0
Fifth.............................................             1.0
Sixth.............................................             1.0
Seventh...........................................            None


  In determining whether a CDSC is applicable to a redemption, the calculation will be made in a manner that generally results in the lowest possible rate. It will be assumed that the redemption is made first of amounts representing shares acquired pursuant to the reinvestment of dividends and distributions; then of amounts representing the increase in NAV above the total amount of payments for the purchase of Fund shares made during the preceding six years (five years for Class B shares purchased prior to January 22, 1990); then of amounts representing the cost of shares held beyond the applicable CDSC period; then of amounts representing the cost of shares acquired prior to July 1, 1985; and finally, of amounts representing the cost of shares held for the longest period of time within the applicable CDSC period.


  For example, assume you purchased 100 Class B shares at $10 per share for a cost of $1,000. Subsequently, you acquired 5 additional Class B shares through dividend reinvestment. During the second year after the purchase you decided to redeem $500 of your investment. Assuming at the time of the redemption the NAV had appreciated to $12 per share, the value of your Class B shares would be $1,260 (105 shares at $12 per share). The CDSC would not be applied to the value of the reinvested dividend shares and the amount which represents appreciation ($260). Therefore, $240 of the $500 redemption proceeds ($500 minus $260) would be charged at a rate of 4% (the applicable rate in the second year after purchase) for a total CDSC of $9.60.

  For federal income tax purposes, the amount of the CDSC will reduce the gain or increase the loss, as the case may be, on the amount recognized on the redemption of shares.


  WAIVER OF CONTINGENT DEFERRED SALES CHARGES--CLASS B SHARES. The CDSC will be waived in the case of a redemption following the death or disability of a shareholder or, in the case of a trust account, following the death or disability of the grantor. The waiver is available for total or partial redemptions of shares owned by a person, either individually or in joint tenancy (with rights of survivorship), at the time of death or initial determination of disability, provided that the shares were purchased prior to death or disability.


  The CDSC will also be waived in the case of a total or partial redemption in connection with certain distributions made without penalty under the Internal Revenue Code from a tax-deferred retirement plan, an IRA or Section 403(b) custodial account. These distributions include: (i) in the case of a tax-deferred retirement plan, a lump-sum or other distribution after retirement;
(ii) in the case of an IRA or Section 403(b) custodial account, a lump-sum or other distribution after attaining age 59 1/2; and (iii) a tax-free return of an excess contribution or plan distributions following the death or disability of the shareholder, provided that the shares were purchased prior to death or disability. The waiver does not apply in the case of a tax-free rollover or transfer of assets, other than one following a separation from service (I.E., following voluntary or involuntary termination of employment or following retirement). Under no circumstances will the CDSC be waived on redemptions resulting from the termination of a tax-deferred retirement plan, unless such redemptions otherwise qualify for a waiver as described above. In the case of Direct Account and Prudential Securities or Subsidiary Prototype Benefit Plans, the CDSC will be waived on redemptions which represent borrowings from such plans. Shares purchased with amounts used to repay a loan from such plans on which a CDSC was not previously deducted will thereafter be subject to a CDSC without regard to the time such amounts were previously invested. In the case of a 401(k) plan, the CDSC will also be waived upon the redemption of shares purchased with amounts used to repay loans made from the account to the participant and from which a CDSC was previously deducted.



  SYSTEMATIC WITHDRAWAL PLAN. The CDSC will be waived (or reduced) on certain redemptions from a Systematic Withdrawal Plan. On an annual basis, up to 12% of the total dollar amount subject to the CDSC may be redeemed without charge. The Transfer Agent will calculate the total amount available for this waiver annually on the anniversary date of your purchase or, for shares purchased prior to March 1, 1997, on March 1 of the current year. The CDSC will be waived (or reduced) on redemptions until this threshold 12% amount is reached.


  In addition, the CDSC will be waived on redemptions of shares held by a Director of the Fund.


  You must notify the Transfer Agent either directly or through Prudential Securities or Prusec, at the time of redemption, that you are entitled to waiver of the CDSC and provide the Transfer Agent with such supporting documentation as it may deem appropriate. The waiver will be granted subject to confirmation of your entitlement. See "Purchase and Redemption of Fund Shares--Waiver of the Contingent Deferred Sales Charge--Class B Shares" in the Statement of Additional Information.


  A quantity discount may apply to redemptions of Class B shares purchased prior to August 1, 1994. See "Purchase and Redemption of Fund Shares--Quantity Discount--Class B Shares Purchased Prior to August 1, 1994" in the Statement of Additional Information.


  WAIVER OF CONTINGENT DEFERRED SALES CHARGES--CLASS C SHARES


  PRUARRAY OR SMARTPATH PLANS. The CDSC will be waived on the following redemptions from qualified and non-qualified retirement and deferred compensation plans that participate in the Transfer Agent's PruArray and SmartPath Programs: (i) redemptions from a 403(b) or 457 plan; and (ii) redemptions from a qualified or non-qualified plan, provided that the investment options of the plan include shares of Prudential Mutual Funds and shares of non-affiliated mutual funds.

CONVERSION FEATURE--CLASS B SHARES


  Class B shares will automatically convert to Class A shares on a quarterly basis approximately seven years after purchase. Conversions will be effected at relative NAV without the imposition of any additional sales charge. The first conversion of Class B shares occurred in February 1995, when the conversion feature was first implemented.


  Since the Fund tracks amounts paid rather than the number of shares bought on each purchase of Class B shares, the number of Class B shares eligible to convert to Class A shares (excluding shares acquired through the automatic reinvestment of dividends and other distributions) (the Eligible Shares) will be determined on each conversion date in accordance with the following formula: (i) the ratio of (a) the amounts paid for Class B shares purchased at least seven years prior to the conversion date to (b) the total amount paid for all Class B shares purchased and then held in your account (ii) multiplied by the total number of Class B shares purchased and then held in your account. Each time any Eligible Shares in your account convert to Class A shares, all shares or amounts representing Class B shares then in your account that were acquired through the automatic reinvestment of dividends and other distributions will convert to Class A shares.


  For purposes of determining the number of Eligible Shares, if the Class B shares in your account on any conversion date are the result of multiple purchases at different NAVs, the number of Eligible Shares calculated as described above will generally be either more or less than the number of shares actually purchased approximately seven years before such conversion date. For example, if 100 shares were initially purchased at $10 per share (for a total of $1,000) and a second purchase of 100 shares was subsequently made at $11 per share (for a total of $1,100), 95.24 shares would convert approximately seven years from the initial purchase (I.E., $1,000 divided by $2,100 (47.62%) multiplied by 200 shares equals 95.24 shares). The Manager reserves the right to modify the formula for determining the number of Eligible Shares in the future as it deems appropriate on notice to shareholders.


  Since annual distribution-related fees are lower for Class A shares than Class B shares, the NAV of the Class A shares may be higher than that of the Class B shares at the time of conversion. Thus, although the aggregate dollar value will be the same, you may receive fewer Class A shares than Class B shares converted. See "How the Fund Values its Shares."


  For purposes of calculating the applicable holding period for conversions, all payments for Class B shares during a month will be deemed to have been made on the last day of the month, or for Class B shares acquired through exchange, or a series of exchanges, on the last day of the month in which the original payment for purchases of such Class B shares was made. For Class B shares previously exchanged for shares of a money market fund, the time period during which such shares were held in the money market fund will be excluded. For example, Class B shares held in a money market fund for one year will not convert to Class A shares until approximately eight years from purchase. For purposes of measuring the time period during which shares are held in a money market fund, exchanges will be deemed to have been made on the last day of the month. Class B shares acquired through exchange will convert to Class A shares after expiration of the conversion period applicable to the original purchase of such shares.


  The conversion feature may be subject to the continuing availability of opinions of counsel or rulings of the Internal Revenue Service (i) that the dividends and other distributions paid on Class A, Class B, Class C and Class Z shares will not constitute preferential dividends under the Internal Revenue Code and (ii) that the conversion of shares does not constitute a taxable event. The conversion of Class B shares into Class A shares may be suspended if such opinions or rulings are no longer available. If conversions are suspended, Class B shares of the Fund will continue to be subject, possibly indefinitely, to their higher annual distribution and service fee.


HOW TO EXCHANGE YOUR SHARES

  AS A SHAREHOLDER OF THE FUND, YOU HAVE AN EXCHANGE PRIVILEGE WITH CERTAIN OTHER PRUDENTIAL MUTUAL FUNDS, INCLUDING ONE OR MORE SPECIFIED MONEY MARKET FUNDS, SUBJECT TO THE MINIMUM INVESTMENT REQUIREMENT OF SUCH FUNDS. CLASS A, CLASS B, CLASS C AND CLASS Z SHARES MAY BE EXCHANGED FOR CLASS A, CLASS B, CLASS C AND CLASS Z SHARES, RESPECTIVELY, OF ANOTHER FUND ON THE BASIS ON THE RELATIVE NAV. No sales charge will be imposed at the time of the exchange. Any applicable CDSC payable upon the redemption of shares exchanged will be calculated from the first day of the month after the initial purchase, excluding the time shares were held in a money market fund. Class B and Class C shares may not be exchanged into money market funds other than Prudential Special Money Market Fund, Inc. For purposes of calculating the holding period applicable to the Class B conversion feature, the time period during which Class B shares were held in a money market fund will be excluded. See "Conversion Feature--Class B Shares" above. An exchange will be treated as a redemption and purchase for tax purposes. See "Shareholder Investment Account--Exchange Privilege" in the Statement of Additional Information.


  IN ORDER TO EXCHANGE SHARES BY TELEPHONE, YOU MUST AUTHORIZE THE TELEPHONE EXCHANGE PRIVILEGE ON YOUR INITIAL APPLICATION FORM OR BY WRITTEN NOTICE TO THE TRANSFER AGENT AND HOLD SHARES IN NON-CERTIFICATE FORM. Thereafter, you may call the Fund at (800) 225-1852 to execute a telephone exchange of shares on weekdays, except holidays, between the hours of 8:00 A. M. and 6:00 P. M., New York time. For your protection and to prevent fraudulent exchanges, your telephone call will be recorded and you will be asked to provide your personal identification number. A written confirmation of the exchange transaction will be sent to you. NEITHER THE FUND NOR ITS AGENTS WILL BE LIABLE FOR ANY LOSS, LIABILITY OR COST WHICH RESULTS FROM ACTING UPON INSTRUCTIONS REASONABLY BELIEVED TO BE GENUINE UNDER THE FOREGOING PROCEDURES. All exchanges will be made on the basis of the relative NAV of the two funds next determined after the request is received in good order. The exchange privilege is available only in states where the exchange may legally be made.


  IF YOU HOLD SHARES THROUGH PRUDENTIAL SECURITIES OR THROUGH A DEALER WHICH HAS ENTERED INTO A SELECTED DEALER AGREEMENT WITH THE FUND'S DISTRIBUTOR, YOU MUST EXCHANGE YOUR SHARES BY CONTACTING YOUR FINANCIAL ADVISER.

  IF YOU HOLD CERTIFICATES, THE CERTIFICATES, SIGNED IN THE NAME(S) SHOWN ON THE FACE OF THE CERTIFICATES MUST BE RETURNED IN ORDER FOR THE SHARES TO BE EXCHANGED. SEE "HOW TO SELL YOUR SHARES" ABOVE.

  You may also exchange shares by mail by writing to Prudential Mutual Fund Services LLC, Attention: Exchange Processing, P .O. Box 15010, New Brunswick, New Jersey 08906-5010.

  IN PERIODS OF SEVERE MARKET OR ECONOMIC CONDITIONS THE TELEPHONE EXCHANGE OF SHARES MAY BE DIFFICULT TO IMPLEMENT AND SHAREHOLDERS SHOULD MAKE EXCHANGES BY MAIL BY WRITING TO PRUDENTIAL MUTUAL FUND SERVICES LLC, AT THE ADDRESS NOTED ABOVE.


  SPECIAL EXCHANGE PRIVILEGES. A special exchange privilege is available for shareholders who qualify to purchase Class A shares at NAV (see "Alternative Purchase Plan--Class A Shares--Reduction and Waiver of Initial Sales Charges" above) and for shareholders who qualify to purchase Class Z shares (see "Alternative Purchase Plan--Class Z Shares" above). Under this exchange privilege, amounts representing any Class B and Class C shares (which are not subject to a CDSC) held in such a shareholder's account will be automatically exchanged for Class A shares for shareholders who qualify to purchase Class A shares at NAV on a quarterly basis, unless the shareholder elects otherwise. Similarly, shareholders who qualify to purchase Class Z shares will have their Class B and Class C shares which are not subject to a CDSC and their Class A shares exchanged for Class Z shares on a quarterly basis. Eligibility for this exchange privilege will be calculated on the business day prior to the date of the exchange. Amounts representing Class B or Class C shares which are not subject to a CDSC include the following: (1) amounts representing Class B or Class C shares acquired pursuant to the automatic reinvestment of dividends and distributions, (2) amounts representing the increase in the NAV above the total amount of payments for the purchase of Class B or Class C shares and (3) amounts representing Class B or Class C shares held beyond the applicable CDSC period. Class B and Class C shareholders must notify the Transfer Agent either directly or through Prudential Securities or Prusec that they are eligible for this special exchange privilege.



  Participants in any fee-based program for which the Fund is an available option will have their Class A shares, if any, exchanged for Class Z shares when they elect to have those assets become a part of the fee-based program. Upon leaving the program (whether voluntarily or not), such Class Z shares (and, to the extent provided for in the program, Class Z shares acquired through participation in the program) will be exchanged for Class A shares at NAV. Similarly, participants in Prudential Securities' 401(k) Plan for which the Fund's Class Z shares is an available option and who wish to transfer their Class Z shares out of the Prudential Securities 401(k) Plan following separation from service (I.E., voluntary or involuntary termination of employment or retirement) will have their Class Z shares exchanged for Class A shares at NAV.



  The exchange privilege is not a right and may be suspended, modified or terminated on 60 days' notice to shareholders.



  FREQUENT TRADING. The Fund and the other Prudential Mutual Funds are not intended to serve as vehicles for frequent trading in response to short-term fluctuations in the market. Due to the disruptive effect that market timing investment strategies and excessive trading can have on efficient portfolio management, each Prudential Mutual Fund, including the Fund, reserves the right to refuse purchase orders and exchanges by any person, group or commonly controlled accounts, if, in the Manager's sole judgment, such person, group or accounts were following a market timing strategy or were otherwise engaging in excessive trading (Market Timers).



  To implement this authority to protect the Fund and its shareholders from excessive trading, the Fund will reject all exchanges and purchases from a Market Timer unless the Market Timer has entered into a written agreement with the Fund or its affiliates pursuant to which the Market Timer has agreed to abide by certain procedures, which include a daily dollar limit on trading. The Fund may notify the Market Timer of rejection of an exchange or purchase order subsequent to the day on which the order was placed.


SHAREHOLDER SERVICES


  In addition to the exchange privilege, as a shareholder in the Fund, you can take advantage of the following additional services and privileges:


  - AUTOMATIC REINVESTMENT OF DIVIDENDS AND/OR DISTRIBUTIONS WITHOUT A SALES CHARGE. For your convenience, all dividends or distributions are automatically reinvested in full and fractional shares of the Fund at NAV without a sales charge. You may direct the Transfer Agent in writing not less than 5 full business days prior to the record date to have subsequent dividends and/or distributions sent in cash rather than reinvested. If you hold shares through Prudential Securities, you should contact your financial adviser.

  - AUTOMATIC SAVINGS ACCUMULATION PLAN (ASAP). Under ASAP you may make regular purchases of the Fund's shares in amounts as little as $50 via an automatic debit to a bank account or Prudential Securities account (including a Command Account). For additional information about this service, you may contact your Prudential Securities financial adviser, Prusec representative or the Transfer Agent directly.


  - TAX-DEFERRED RETIREMENT PLANS. Various tax-deferred retirement plans, including a 401(k) plan, self-directed individual retirement accounts and tax-sheltered accounts under Section 403(b)(7) of the Internal Revenue Code are available through the Distributor. These plans are for use by both self-employed individuals and corporate employers. These plans permit either self-direction of accounts by participants, or a pooled account arrangement. Information regarding the establishment of these plans, the administration, custodial fees and other details is available from Prudential Securities or the Transfer Agent. If you are considering adopting such a plan, you should consult with your own legal or tax adviser with respect to the establishment and maintenance of such a plan.


  - SYSTEMATIC WITHDRAWAL PLAN. A systematic withdrawal plan is available to shareholders which provides for monthly or quarterly checks. Withdrawal of Class B and Class C shares may be subject to a CDSC. See "How to Sell Your Shares-- Contingent Deferred Sales Charges." See also "Shareholder Investment Account--Systematic Withdrawal Plan" in the Statement of Additional Information.


  - REPORTS TO SHAREHOLDERS. The Fund will send you annual and semi-annual reports. The financial statements appearing in annual reports are audited by independent accountants. In order to reduce duplicate mailing and printing expenses, the Fund will provide one annual and semi-annual shareholder report and annual prospectus per household. You may request additional copies of such reports by calling (800) 225-1852 (toll-free) or by writing to the Fund at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077. In addition, monthly unaudited financial data are available upon request from the Fund.



  - SHAREHOLDER INQUIRIES. Shareholder inquiries should be addressed to the Fund at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077, or by telephone, at (800) 225-1852 (toll-free) or, from outside the U.S.A., at
(908) 417-7555 (collect).


  For additional information regarding the services and privileges described above, see "Shareholder Investment Account" in the Statement of Additional Information.

                       THE PRUDENTIAL MUTUAL FUND FAMILY


  Prudential offers a broad range of mutual funds designed to meet your individual needs. We welcome you to review the investment options available through our family of funds. For more information on the Prudential Mutual Funds, including charges and expenses, contact your Prudential Securities financial adviser or Prusec representative or telephone the Funds at (800) 225-1852 for a free prospectus. Read the prospectus carefully before you invest or send money.


      TAXABLE BOND FUNDS
    --------------------------

Prudential Diversified Bond Fund, Inc.
Prudential Government Income Fund, Inc.
Prudential Government Securities Trust
    Short-Intermediate Term Series
Prudential High Yield Fund, Inc.
Prudential High Yield Total Return Fund, Inc.
Prudential Mortgage Income Fund, Inc.
Prudential Structured Maturity Fund, Inc.
    Income Portfolio


      TAX-EXEMPT BOND FUNDS
    -----------------------------

Prudential California Municipal Fund
    California Series
    California Income Series
Prudential Municipal Bond Fund
    High Yield Series
    Insured Series
    Intermediate Series
Prudential Municipal Series Fund
    Florida Series
    Maryland Series
    Massachusetts Series
    Michigan Series
    New Jersey Series
    New York Series
    North Carolina Series
    Ohio Series
    Pennsylvania Series
Prudential National Municipals Fund, Inc.


      GLOBAL FUNDS
    --------------------

Prudential Europe Growth Fund, Inc.
Prudential Global Genesis Fund, Inc.
Prudential Global Limited Maturity Fund, Inc.
    Limited Maturity Portfolio
Prudential Intermediate Global Income Fund, Inc.
Prudential International Bond Fund, Inc.
Prudential Natural Resources Fund, Inc.
Prudential Pacific Growth Fund, Inc.
Prudential World Fund, Inc.
    Global Series
    International Stock Series
Global Utility Fund, Inc.
The Global Total Return Fund, Inc.


      EQUITY FUNDS
    --------------------

Prudential Balanced Fund
Prudential Distressed Securities Fund, Inc.
Prudential Emerging Growth Fund, Inc.
Prudential Equity Fund, Inc.
Prudential Equity Income Fund
Prudential Index Series Fund
    Prudential Stock Index Fund
    Prudential Bond Market Index Fund
    Prudential Europe Index Fund
    Prudential Pacific Index Fund
    Prudential Small-Cap Index Fund
    Prudential Stock Index Fund
Prudential Jennison Series Fund, Inc.
    Prudential Active Balanced Fund
    Prudential Jennison Growth Fund
    Prudential Jennison Growth & Income Fund
Prudential Multi-Sector Fund, Inc.
Prudential Real Estate Securities Fund
Prudential Small-Cap Quantum Fund, Inc.
Prudential Small Company Value Fund, Inc.
Prudential Utility Fund, Inc.
Nicholas-Applegate Fund, Inc.
    Nicholas-Applegate Growth Equity Fund


      MONEY MARKET FUNDS
    --------------------------

- TAXABLE MONEY MARKET FUNDS
Cash Accumulation Trust
    Liquid Assets Fund
    National Money Market Fund
Prudential Government Securities Trust
    Money Market Series
    U.S. Treasury Money Market Series
Prudential Special Money Market Fund, Inc.
    Money Market Series
Prudential MoneyMart Assets, Inc.


- TAX-FREE MONEY MARKET FUNDS
Prudential Tax-Free Money Fund, Inc.
Prudential California Municipal Fund
    California Money Market Series
Prudential Municipal Series Fund
    Connecticut Money Market Series
    Massachusetts Money Market Series
    New Jersey Money Market Series
    New York Money Market Series

- COMMAND FUNDS
Command Money Fund
Command Government Fund
Command Tax-Free Fund

- INSTITUTIONAL MONEY MARKET FUNDS
Prudential Institutional Liquidity Portfolio, Inc.
    Institutional Money Market Series

No dealer, sales representative or any other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offer contained herein, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Fund or the Distributor. This Prospectus does not constitute an offer by the Fund or by the Distributor to sell or a solicitation of any offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

-------------------------------------------

                               TABLE OF CONTENTS


                                                    PAGE
                                                     ---
FUND HIGHLIGHTS.................................         2
  What are the Fund's Risk Factors and Special
   Characteristics?.............................         2
FUND EXPENSES...................................         4
FINANCIAL HIGHLIGHTS............................         5
HOW THE FUND INVESTS............................         9
  Investment Objective and Policies.............         9
  Other Investments and Policies................        11
  Other Investment Information..................        15
  Investment Restrictions.......................        17
HOW THE FUND IS MANAGED.........................        17
  Manager.......................................        17
  Distributor...................................        18
  Fee Waivers and Subsidy.......................        20
  Portfolio Transactions........................        20
  Custodian and Transfer and Dividend Disbursing
   Agent........................................        20
  Year 2000.....................................        20
HOW THE FUND VALUES ITS SHARES..................        20
HOW THE FUND CALCULATES PERFORMANCE.............        21
TAXES, DIVIDENDS AND DISTRIBUTIONS..............        21
GENERAL INFORMATION.............................        23
  Description of Common Stock...................        23
  Additional Information........................        23
SHAREHOLDER GUIDE...............................        24
  How to Buy Shares of the Fund.................        24
  Alternative Purchase Plan.....................        25
  How to Sell Your Shares.......................        28
  Conversion Feature--Class B Shares............        31
  How to Exchange Your Shares...................        32
  Shareholder Services..........................        33
THE PRUDENTIAL MUTUAL FUND FAMILY...............       A-1


-------------------------------------------


MF128A


                                       Class A:    744339-10-2
                                       Class B:    744339-20-1
                        CUSIP Nos.:    Class C:    744339-30-0
                                       Class Z:    744339-40-9

PRUDENTIAL
GOVERNMENT
INCOME
FUND, INC.


                         PROSPECTUS
April 30, 1998
www.prudential.com


           -----------------

         [LOGO]

                       Supplement dated July 1, 1998



THE FOLLOWING INFORMATION SUPPLEMENTS YOUR PROSPECTUS:

Effective July 1, 1998, Prudential Investment Management Services LLC, Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077, was appointed the exclusive Distributor of Fund shares. Shares continue to be offered through Prudential Securities Incorporated, Pruco Securities Corporation and other brokers and dealers. Prudential Investment Management Services is a wholly owned subsidiary of The Prudential Insurance Company of America and an affiliate of Prudential Securities Incorporated and Pruco Securities Corporation. All other arrangements with respect to the distribution of Fund shares described in the Prospectus remain unchanged.

                       Supplement dated September 1, 1998



     The following information should be added to the cover page of the Prospectus.

     AN INVESTMENT IN THE FUND IS NOT A DEPOSIT OF ANY BANK AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

    The following information should be added under the heading "Shareholder Guide--Shareholder Services."

SHAREHOLDER GUIDE

SHAREHOLDER SERVICES

     THE PRUTECTOR PROGRAM--OPTIONAL GROUP TERM LIFE INSURANCE. Prudential makes available optional group term life insurance coverage to purchasers of shares of certain Prudential Mutual Funds which are held in an eligible brokerage account. This insurance protects the value of your mutual fund investment for your beneficiaries against market downturns. The insurance benefit is based on the difference at the time of the insured's death between the "protected value" and the then current market value of the shares. This coverage is not available in all states and is subject to various restrictions and limitations. For more complete information about this program, including charges and expenses, please contact your Prudential representative.